Exhibit 3.1
SECOND AMENDED AND RESTATED
MEMORANDUM AND ARTICLES OF ASSOCIATION
OF
CONCORD MEDICAL SERVICES
HOLDINGS LIMITED
Incorporated on the 27th day of November, 2007
Amended and restated on the 31st day of March, 2008
Further amended and restated on the 20th day of October, 2008
INCORPORATED IN THE CAYMAN ISLANDS

THE COMPANIES LAW (2007 Revision)
Company Limited by Shares
SECOND AMENDED AND RESTATED MEMORANDUM OF
ASSOCIATION
OF
CONCORD MEDICAL SERVICES
HOLDINGS LIMITED
     1. The name of the Company is CONCORD MEDICAL SERVICES HOLDINGS LIMITED
     2. The Registered Office of the Company shall be at the offices of Offshore Incorporations (Cayman) Limited, Scotia Centre, 4th Floor, P.O. Box 2804, George Town, Grand Cayman KY1-1112, Cayman Islands or at such other place as the Directors may from time to time decide.
     3. The objects for which the Company is established are unrestricted and shall include, but without limitation, the following:
     (a) To carry on the business of an investment company and to act as promoters and entrepreneurs and to carry on business as financiers, capitalists, concessionaires, merchants, brokers, traders, dealers, agents, importers and exporters and to undertake and carry on and execute all kinds of investment, financial, commercial, mercantile, trading and other operations.
     (b) To carry on whether as principals, agents or otherwise howsoever the business of realtors, developers, consultants, estate agents or managers, builders, contractors, engineers, manufacturers, dealers in or vendors of all types of property including services.
     (c) To exercise and enforce all rights and powers conferred by or incidental to the ownership of any shares, stock, obligations or other securities including without prejudice to the generality of the foregoing all such powers of veto or control as may be conferred by virtue of the holding by the Company of some special proportion of the issued or nominal amount thereof, to provide managerial and other executive, supervisory and consultant services for or in relation to any company in which the Company is interested upon such terms as may be thought fit.

     (d) To purchase or otherwise acquire, to sell, exchange, surrender, lease, mortgage, charge, convert, turn to account, dispose of and deal with real and personal property and rights of all kinds and, in particular, mortgages, debentures, produce, concessions, options, contracts, patents, annuities, licences, stocks, shares, bonds, policies, book debts, business concerns, undertakings, claims, privileges and choses in action of all kinds.
     (e) To subscribe for, conditionally or unconditionally, to underwrite, issue on commission or otherwise, take, hold, deal in and convert stocks, shares and securities of all kinds and to enter into partnership or into any arrangement for sharing profits, reciprocal concessions or cooperation with any person or company and to promote and aid in promoting, to constitute, form or organize any company, syndicate or partnership of any kind, for the purpose of acquiring and undertaking any property and liabilities of the Company or of advancing, directly or indirectly, the objects of the Company or for any other purpose which the Company may think expedient.
     (f) To stand surety for or to guarantee, support or secure the performance of all or any of the obligations of any person, firm or company whether or not related or affiliated to the Company in any manner and whether by personal covenant or by mortgage, charge or lien upon the whole or any part of the undertaking, property and assets of the Company, both present and future, including its uncalled capital or by any such method and whether or not the Company shall receive valuable consideration thereof.
     (g) To engage in or carry on any other lawful trade, business or enterprise which may at any time appear to the Directors of the Company capable of being conveniently carried on in conjunction with any of the aforementioned businesses or activities or which may appear to the Directors or the Company likely to be profitable to the Company.
     In the interpretation of this Second Amended and Restated Memorandum of Association in general and of this Clause 3 in particular no object, business or power specified or mentioned shall be limited or restricted by reference to or inference from any other object, business or power, or the name of the Company, or by the juxtaposition of two or more objects, businesses or powers and that, in the event of any ambiguity in this clause or elsewhere in this Second Amended and Restated Memorandum of Association, the same shall be resolved by such interpretation and construction as will widen and enlarge and not restrict the objects, businesses and powers of and exercisable by the Company.

     4. Except as prohibited or limited by the Companies Law (2007 Revision), the Company shall have full power and authority to carry out any object and shall have and be capable of from time to time and at all times exercising any and all of the powers at any time or from time to time exercisable by a natural person or body corporate in doing in any part of the world whether as principal, agent, contractor or otherwise whatever may be considered by it necessary for the attainment of its objects and whatever else may be considered by it as incidental or conducive thereto or consequential thereon, including, but without in any way restricting the generality of the foregoing, the power to make any alterations or amendments to this Second Amended and Restated Memorandum of Association and the Articles of Association of the Company considered necessary or convenient in the manner set out in the Articles of Association of the Company, and the power to do any of the following acts or things, viz: to pay all expenses of and incidental to the promotion, formation and incorporation of the Company; to register the Company to do business in any other jurisdiction; to sell, lease or dispose of any property of the Company; to draw, make, accept, endorse, discount, execute and issue promissory notes, debentures, bills of exchange, bills of lading, warrants and other negotiable or transferable instruments; to lend money or other assets and to act as guarantors; to borrow or raise money on the security of the undertaking or on all or any of the assets of the Company including uncalled capital or without security; to invest monies of the Company in such manner as the Directors determine; to promote other companies; to sell the undertaking of the Company for cash or any other consideration; to distribute assets in specie to Members of the Company; to make charitable or benevolent donations; to pay pensions or gratuities or provide other benefits in cash or kind to Directors, officers, employees, past or present and their families; to purchase Directors and officers liability insurance and to carry on any trade or business and generally to do all acts and things which, in the opinion of the Company or the Directors, may be conveniently or profitably or usefully acquired and dealt with, carried on, executed or done by the Company in connection with the business aforesaid; provided that the Company shall only carry on the businesses for which a license is required under the laws of the Cayman Islands when so licensed under the terms of such laws.
     5. The liability of each Member is limited to the amount from time to time unpaid on such Member’s shares.
     6. The share capital of the Company is US$50,000.00 divided into 5,000,000 shares of a nominal or par value of US$0.01 each of which 4,500,000 are designated as Ordinary Shares of a nominal or par value of US$0.01 each, 200,000 are designated as Series A Redeemable Convertible Preferred Shares of a nominal or par value of US$0.01 each and 300,000 are designated as Series B Redeemable Convertible Preferred Shares of nominal or par value of US$0.01 each with power for the Company insofar as is permitted by law, to redeem or purchase any of its shares and to increase or reduce the said capital subject to the provisions of the Companies Law (2007 Revision) and the Articles of Association and to issue any part of its capital, whether original, redeemed or increased with or without any preference, priority or special privilege or subject to any postponement of rights or to any conditions or restrictions and so that unless the conditions of issue shall otherwise expressly declare every issue of shares whether declared to be preference or otherwise shall be subject to the powers hereinbefore contained; provided that, notwithstanding any provision to the contrary contained in this Second Amended and Restated Memorandum of Association, the Company shall have no power to issue bearer shares, warrants, coupons or certificates.
          7. Since the Company is exempted, its operations will be carried on subject to the provisions of Section 193 of the Companies Law (2007 Revision) and, subject to the provisions of the Companies Law (2007 Revision) and the Articles of Association, it shall have the power to register by way of continuation as a body corporate limited by shares under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.
          We, the undersigned, are desirous of being formed into a Company pursuant to this Memorandum of Association and the Companies Law (2007 Revision), and we hereby agree to take the numbers of shares set opposite our name below.

Signature, Name, Occupation,	Number of Shares Taken
and Address of Subscriber	by Each Subscriber
For and on behalf of Offshore Incorporations (Cayman) Limited Corporation of Scotia Centre, 4th Floor, P.O. Box 2804, George Town, Grand Cayman KY1-1112 CAYMAN ISLANDS	ONE
(Sd.) Authorized Signatory
DATED 27 Nov 2007

WITNESS to the above signature :-	(Sd.) Sharon Kyberd of Scotia Centre, 4th Floor, P.O. Box 2804, George Town, Grand Cayman KY1-1112 CAYMAN ISLANDS

I, Joy A. Rankine, Asst. Registrar of Companies in and for the Cayman Islands, DO HEREBY CERTIFY that this is a true copy of the Memorandum of Association of this Company duly incorporated on the 27th November 2007

Asst. REGISTRAR OF COMPANIES (SD.)

THE COMPANIES LAW (2007 Revision)
Company Limited by Shares
SECOND AMENDED AND RESTATED ARTICLES OF ASSOCIATION
OF
CONCORD MEDICAL SERVICES
HOLDINGS LIMITED
          1. In these Articles Table A in the Schedule to the Statute does not apply and, unless there be something in the subject or context inconsistent therewith,
          “Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person, provided that no securityholder of the Company shall be deemed an Affiliate of any other securityholder solely by reason of any investment in the Company. For the purpose of this definition, the term “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.
          “Aggregate Ownership” means, with respect to any Member or group of Members, and with respect to any class of Company Securities, the total amount of such class of Company Securities “beneficially owned” (as such term is defined in Rule 13d-3 of the Exchange Act) (without duplication) by such Member or group of Members as of the date of such calculation, calculated on a Fully-Diluted basis.
          “Amended and Restated Shareholders’ Agreement” means that certain Shareholders’ Agreement dated as of October 20, 2008 among the Company, the Investors, the Other Members and certain other Persons specified therein.
          “Articles” means these Second Amended and Restated Articles, as from time to time altered.
          “Auditors” means the persons for the time being performing the duties of auditors of the Company.
          “Board of Directors” means the board of directors of the Company.

          “Business Day” means a day, other than Saturday, Sunday or other day on which commercial banks in either the US, Hong Kong or the PRC are authorized or required by applicable law to close.
          “Carlyle” means, collectively, Carlyle Asia Growth Partners III, L.P., a limited partnership formed under the laws of the Cayman Islands, and CAGP III Co-Investment, L.P., a limited partnership formed under the laws of the Cayman Islands.
          “Carlyle Director” shall have the meaning ascribed to it in Article 71.
          “CICC” means, collectively, CICC Sun Company Limited, a company incorporated under the laws of the British Virgin Islands, and Perfect Key.
          “CICC Director” shall have the meaning ascribed to it in Article 71.
          “Closing” shall have the meaning ascribed to it in the Series B Subscription Agreement.
          “Closing Date” shall have the meaning ascribed to it in the Series B Subscription Agreement.
          “Company” means Concord Medical Services Holdings Company a company incorporated under the laws of the Cayman Islands (registered number 200093), whose registered office is at c/o Offshore Incorporations (Cayman) Limited, Scotia Centre, 4th Floor, P.O. Box 2804, George Town, Grand Cayman KY1-1112, Cayman Islands.
          “Company Securities” means (i) the Ordinary Shares and the Preferred Shares, (ii) securities convertible into or exchangeable for Ordinary Shares and/or Preferred Shares, (iii) any other equity or equity-linked security issued by the Company and (iv) options, warrants or other rights to acquire Ordinary Shares, Preferred Shares or any other equity or equity-linked security issued by the Company.
          “Controlling Members” means, collectively, the following Persons:
          (1) CZY Investments Limited, a company incorporated under the laws of the British Virgin Islands (“CZY”);
          (2) Daketala International Investment Holdings Ltd., a company incorporated under the laws of the British Virgin Islands (“Daketala”);
          (3) Dragon Image Investment Ltd., a company incorporated under the laws of the British Virgin Islands (“Dragon Image”);

          (4) Thousand Ocean Group Limited, a company incorporated under the laws of the British Virgin Islands (“TOG”);
          (5) Top Mount Group Limited, a company incorporated under the laws of the British Virgin Islands (“TMG”); and
          (6) Notable Enterprise Limited, a company incorporated under the laws of the British Virgin Islands (“Notable”).
          “Conversion” means the conversion of the Preferred Shares into Ordinary Shares pursuant to Article 106, 108 or 109.
          “Conversion Date” shall have the meaning ascribed to it in Article 107.
          “Conversion Notice” shall have the meaning ascribed to it in Article 107.
          “Conversion Price” means initially (x) US$184 for Series A Shares and (y) US$257 for Series B Shares, in each case subject to adjustment from time to time pursuant to Article 111.
          “Conversion Ratio” shall have the meaning ascribed to it in Article 106.
          “Conversion Rights” means the rights of holders of Preferred Shares set forth in Article 106.
          “Convertible Loan Agreement” means the Convertible Loan Agreement by and among the Company, Carlyle and other Persons specified therein dated as of April 10, 2008, as amended by the Amendment to Convertible Loan Agreement by and among the Company, Carlyle and other Persons specified therein dated as of the Closing Date.
          “debenture” means debenture stock, mortgages, bonds and any other such securities of the Company whether constituting a charge on the assets of the Company or not.
          “Directors” means the directors for the time being of the Company and shall include the alternate directors.
          “Drag-Along Portion” shall have the meaning ascribed to it in Article 15.
          “Drag-Along Rights” shall have the meaning ascribed to it in Article 15.
          “Drag-Along Sale” shall have the meaning ascribed to it in Article 15.
          “Drag-Along Sale Notice” shall have the meaning ascribed to it in Article 15.

          “Drag-Along Sale Notice Period” shall have the meaning ascribed to it in Article 15.
          “Drag-Along Sale Price” shall have the meaning ascribed to it in Article 15.
          “Drag-Along Sellers” shall have the meaning ascribed to it in Article 15.
          “Drag-Along Transferee” shall have the meaning ascribed to it in Article 15.
          “Dragged Members” shall have the meaning ascribed to it in Article 15.
          “Exchange Act” means the Securities Exchange Act of 1934 of the United States of America, as amended.
          “Exercise Notice” shall have the meaning ascribed to it in Article 11(b).
          “Fixed Dividend” shall have the meaning ascribed to it in Article 123.
          “Fully-Diluted” means, with respect to any class of Company Securities, all outstanding shares of such class and all shares issuable in respect of securities convertible into or exchangeable for shares of such class, all share appreciation rights, options, warrants and other rights to purchase or subscribe for such Company Securities or securities convertible into or exchangeable for such Company Securities; provided that, if any of the foregoing share appreciation rights, options, warrants or other rights to purchase or subscribe for such Company Securities are subject to vesting, the Company Securities subject to vesting shall be included in the definition of “Fully-Diluted” only upon and to the extent of such vesting.
          “Hong Kong” means the Hong Kong Special Administrative Region.
          “Indemnified Person” shall have the meaning ascribed to it in Article 148.
          “Initial Ownership” means, with respect to any Member and any class of Company Securities, the Aggregate Ownership of such class by such Member as of the Closing Date, or in the case of any Person that shall become a Member on a later date, as of such later date, in each case taking into account any share split, share dividend, reverse share split or similar event.
          “Investor Directors” shall have the meaning ascribed to it in Article 71.
          “Investors” means Carlyle, CICC and Starr.

          “IPO” means an initial public offering and listing of the Ordinary Shares (or, in lieu thereof and as mutually agreed by the Investors and the Company, equity securities of (i) any holding company holding the issued share capital of the Company or (ii) any Subsidiary of the Company) on an internationally recognized stock exchange.
          “Issuance Notice” shall have the meaning ascribed to it in Article 11(a).
          “Key Men” means, collectively, Mr. Cheng Zheng Mr. Yang Jianyu Mr. Steven Xiaodi Sun, Mr. Zhang Jing and Mr. Yap Yaw Kong
          “Liquidation Preference” shall have the meaning ascribed to it in Article 145.
          “Major Member” shall have the meaning ascribed to it in Article 11(a).
          “Material Adverse Effect” means a material adverse effect on the condition (financial or otherwise), business, assets, results of operations or prospects of the Company and its Subsidiaries, taken as a whole.
          “Member” shall have the meaning ascribed to it in the Statute.
          “month” means calendar month.
          “Ordinary Resolution” means a resolution passed at a general meeting of Members (or, if so specified, a meeting of Members holding a class of shares) of the Company by a simple majority of the votes cast or such higher majority as is required in accordance with these Articles, or a written resolution passed by the unanimous consent of all Members (or, if so specified, all Members holding such class of shares) entitled to vote.
          “Ordinary Shares” means ordinary shares, par value US$0.01 per share, of the Company.
          “Other Members” means Members other than the Investors.
          “paid-up” means paid-up and/or credited as paid-up.
          “Perfect Key” means Perfect Key Holdings Limited, a company incorporated under the laws of the British Virgin Islands.
          “Permitted Transferee” means,
          (A) with respect to CAGP or CAGP Co-Invest, (i) any of its general or limited partner (a “Carlyle Partner”), and any company, partnership or other entity that is an Affiliate of CAGP or CAGP Co-Invest or any Carlyle Partner (collectively, “Carlyle Affiliates”), (ii) any managing director, general partner, director, limited partner, officer or employee of Carlyle or any Carlyle Affiliate, or any spouse, lineal descendant, sibling, parent, heir, executor, administrator, testamentary trustee, legatee or beneficiary of any of the foregoing persons described in this clause (ii) (collectively, “Carlyle Associates”), or (iii) any trust the ultimate beneficiaries of which, or any company, limited liability company or partnership the ultimate shareholders, members or general or limited partners of which, include only CAGP, CAGP Co-Invest, Carlyle Affiliates and/or Carlyle Associates;
          (B) with respect to CICC Sun and Perfect Key, (i) any of its shareholders, and any company, partnership or other entity that is an Affiliate of CICC Sun or Perfect Key or any of its shareholders (collectively, “CICC Affiliates”), (ii) any managing director, general partner, director, limited partner, officer or employee of CICC or any CICC Affiliate, or any spouse, lineal descendant, sibling, parent, heir, executor, administrator, testamentary trustee, legatee or beneficiary of any of the foregoing persons described in this clause (ii) (collectively, “CICC Associates”), or (iii) any trust the ultimate beneficiaries of which, or any company, limited liability company or partnership the ultimate shareholders, members or general or limited partners of which, include only CICC Sun, Perfect Key, CICC Affiliates and/or CICC Associates;
          (C) with respect to Starr, (i) any of its shareholders, and any company, partnership or other entity that is an Affiliate of Starr or any of its shareholders (collectively, “Starr Affiliates”), (ii) any managing director, general partner, director, limited partner, officer or employee of Starr or any Starr Affiliate, or any spouse, lineal descendant, sibling, parent, heir, executor, administrator, testamentary trustee, legatee or beneficiary of any of the foregoing persons described in this clause (ii) (collectively, “Starr Associates”), or (iii) any trust the ultimate beneficiaries of which, or any company, limited liability company or partnership the ultimate shareholders, members or general or limited partners of which, include only Starr, Starr Affiliates and/or Starr Associates; and
          (D) with respect to each of the Controlling Members, (i) any company or other entity that is wholly-owned, either directly or indirectly, by the ultimate individual shareholder of such Controlling Member on the Closing Date (collectively, “Controlling Member Affiliates”), (ii) any spouse, lineal descendant, sibling, parent, heir, executor, administrator, testamentary trustee, legatee or beneficiary of such ultimate individual shareholder (collectively, “Controlling Member Associates”), or (iii) any trust the ultimate beneficiaries of which, or any company, limited liability company or partnership the ultimate shareholders, members or general or limited partners of which, include only such ultimate individual shareholder, such Controlling Member Affiliates and/or such Controlling Member Associates.

     “Person” means an individual, corporation, limited liability company, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.
     “PRC” means the People’s Republic of China, excluding, for purposes of these Articles only, Hong Kong, the Macau Special Administrative Region and Taiwan.
     “Preferred Shares” means the Series A Shares and the Series B Shares.
     “Pro Rata Share” shall have the meaning ascribed to it in Article 11(a).
     “Purchase Price” means, with respect to any holder of any Preferred Shares at any time, the weighted average per share price at which such holder has acquired all Preferred Shares of such class, as the case may be, then held by such holder.
     “Purchaser” shall have the meaning ascribed to it in Article 16(b).
     “Put Interest” shall have the meaning ascribed to it in Article 16(b).
     “Put Notice” shall have the meaning ascribed to it in Article 16(b).
     “Put Price” shall have the meaning ascribed to it in Article 16(e).
     “Put Right” shall have the meaning ascribed to it in Article 16(b).
     “Putting Member” shall have the meaning ascribed to it in Article 16(b).
     “Put Trigger Event” means any of the following:
     (i) the Company has not completed a QPO by the third anniversary of the Closing Date;
     (ii) any of the Key Men has resigned from the Company and its Subsidiaries, which resignation, in the sole determination of a majority of the Investors, has resulted in or would be likely to result in, a Material Adverse Effect; or
     (iii) the Company or any of its Subsidiaries has breached or failed to be in compliance with any applicable laws that has had or would be reasonably likely to have, a Material Adverse Effect.
     “QPO” means a firm-commitment underwritten IPO (i) led by internationally reputable underwriters, approved by the Board (which shall include a majority of the Investor Directors), and yielding a valuation of the

Company at not less than US$450 million immediately prior to the consummation of such IPO, or (ii) any other IPO approved by holders of at least 70% of the then outstanding Series B Shares.
     “Rate of Return” means, at the time of calculation, the annual percentage rate, which when utilized to calculate the present value of a series of cash inflows and the present value of a series of cash outflows shall cause the present value of such cash inflows to equal the present value of such cash outflows. The Rate of Return shall be compounded annually, calculated on a daily basis based on a 360 day year, and shall be calculated in US dollars, with any cash inflow or cash outflow denominated in a currency other than US dollars translated for purposes of the calculation into US dollars at the Relevant Exchange Rate in effect as of the date of the cash inflow or cash outflow.
     “Register of Members” means the register of members of the Company.
     “registered office” means the registered office for the time being of the Company.
     “Relevant Exchange Rate” means, (i) with respect to RMB and any calculation date, the spot exchange rate between RMB and US dollars as quoted by the People’s Bank of China on such date, and (ii) with respect to any other currency and any calculation date, the “noon buying rate” for purchases of such currency on such date published by the Federal Reserve Bank of New York.
     “Replacement Nominee” shall have the meaning ascribed to it in Article 99(a).
     “RMB” means renminbi, the lawful currency of the PRC.
     “ROFO Non-Selling Member” shall have the meaning ascribed to it in Article 13(a).
     “ROFO Offer Notice” shall have the meaning ascribed to it in Article 13(a).
     “ROFO Offer Period” shall have the meaning ascribed to it in Article 13(b).
     “ROFO Offer Price” shall have the meaning ascribed to it in Article 13(a).
     “ROFO Offered Securities” shall have the meaning ascribed to it in Article 13(a).
     “ROFO Seller” shall have the meaning ascribed to it in Article 13(a).

     “ROFR Member” shall have the meaning ascribed to it in Article 12(a).
     “ROFR Non-Selling Member” shall have the meaning ascribed to it in Article 12(a).
     “ROFR Offer” shall have the meaning ascribed to it in Article 12(a).
     “ROFR Offer Notice” shall have the meaning ascribed to it in Article 12(a).
     “ROFR Offer Price” shall have the meaning ascribed to it in Article 12(a).
     “ROFR Offer Pro Rata Portion” shall have the meaning ascribed to it in Article 12(b).
     “ROFR Offered Securities” shall have the meaning ascribed to it in Article 12(a).
     “ROFR Seller” shall have the meaning ascribed to it in Article 12(a).
     “Seal” means the common seal of the Company and includes every duplicate seal.
     “Secretary” means any person appointed to perform the duties of Secretary of the Company and includes an Assistant Secretary.
     “Series A Shares” means the Series A redeemable convertible preferred shares, par value US$0.01 per share, of the Company.
     “Series A Subscription Agreement” means the Share Subscription Agreement by and among the Company, Carlyle, CICC and other Persons specified therein dated as of February 5, 2008, as amended by the Amendment to Share Subscription Agreement by and among the Company, Carlyle, CICC and other Persons specified therein dated as of April 2, 2008 and the Amendment No. 2 to Share Subscription Agreement by and among the Company, Carlyle, CICC and other Persons specified therein dated as of the Closing Date.
     “Series B Shares” means the Series B redeemable convertible preferred shares, par value US$0.01 per share, of the Company.
     “Series B Subscription Agreement” means the Share Subscription Agreement by and among the Company, the Investors and other Persons specified therein dated as of October 10, 2008, as amended by the Amendment to Share Subscription Agreement by and among the Company, the Investors and other Persons specified therein dated as of October 20, 2008.

     “share” includes a fraction of a share.
     “Share Charge Agreements” means, collectively:
     (1) the two Share Charge Agreements by and among the Investors and CZY to be entered into pursuant to the Series B Subscription Agreement,
     (2) the two Share Charge Agreements by and among the Investors and Daketala to be entered into pursuant to the Series B Subscription Agreement,
     (3) the two Share Charge Agreements by and among the Investors and Dragon Image to be entered into pursuant to the Series B Subscription Agreement,
     (4) the two Share Charge Agreements by and among the Investors and TOG to be entered into pursuant to the Series B Subscription Agreement,
     (5) the two Share Charge Agreements by and among the Investors and TMG to be entered into pursuant to the Series B Subscription Agreement, and
     (6) the two Share Charge Agreements by and among the Investors and Notable to be entered into pursuant to the Series B Subscription Agreement.
     “Special Resolution” means a resolution passed at a general meeting of Members (or, if so specified, a meeting of Members holding a class of shares) of the Company by not less than two thirds of the votes cast or such higher majority as is required in accordance with these Articles, or a written resolution passed by unanimous consent of all Members (or, if so specified, all Members holding such class of shares) entitled to vote.
     “Starr” means Starr Cayman Investments Cayman II, Inc.
     “Starr Director” shall have the meaning ascribed to it in Article 71.
     “Statute” means the Companies Law of the Cayman Islands as amended and every statutory modification or re-enactment thereof for the time being in force.
     “Subsidiary” means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.
     “Tag-Along Notice” shall have the meaning ascribed to it in Article 14(a)(i).

     “Tag-Along Notice Period” shall have the meaning ascribed to it in Article 14(a).
     “Tag-Along Offer” shall have the meaning ascribed to it in Article 14(a).
     “Tag-Along Portion” shall have the meaning ascribed to it in Article 14(a).
     “Tag-Along Response Notice” shall have the meaning ascribed to it in Article 14(a).
     “Tag-Along Right” shall have the meaning ascribed to it in Article 14(a).
     “Tag-Along Sale” shall have the meaning ascribed to it in Article 14(a).
     “Tag-Along Seller” shall have the meaning ascribed to it in Article 14(a).
     “Tagging Person” shall have the meaning ascribed to it in Article 14(a)(ii).
     “Third Party” means a prospective purchaser(s) of Company Securities in an arm’s-length transaction from a Member, other than a Permitted Transferee of such Member.
     “Top Management” shall have the meaning ascribed to it in Article 87(d).
     “Transfer” means, with respect to any Company Securities, (i) when used as a verb, to sell, assign, dispose of, exchange, pledge, encumber, hypothecate or otherwise transfer such Company Securities or any participation or interest therein, whether directly or indirectly, or agree or commit to do any of the foregoing and (ii) when used as a noun, a direct or indirect sale, assignment, disposition, exchange, pledge, encumbrance, hypothecation, or other transfer of such Company Securities or any participation or interest therein or any agreement or commitment to do any of the foregoing.
     “US dollars” or “US$” means the lawful currency of the United States of America.
     “written” and “in writing” include all modes of representing or reproducing words in visible form.
     Words importing the singular number only include the plural number and vice versa.
     Words importing the masculine gender only include the feminine gender.

     2. The business of the Company may be commenced as soon after incorporation as the Directors shall see fit, notwithstanding that part only of the shares may have been allotted.
     3. The Directors may pay, out of the capital or any other monies of the Company, all expenses incurred in or about the formation and establishment of the Company including the expenses of registration.
CERTIFICATES FOR SHARES
     4. Certificates representing shares of the Company shall be in such form as shall be determined by the Directors. Such certificates may be under Seal. All certificates for shares shall be consecutively numbered or otherwise identified and shall specify the shares to which they relate. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered in the Register of Members. All certificates surrendered to the Company for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled. The Directors may authorize certificates to be issued with the seal and authorized signature(s) affixed by some method or system of mechanical process.
     5. Notwithstanding Article 4, if a share certificate be defaced, lost or destroyed, it may be renewed on payment of a fee of one US dollar (US$1.00) or such less sum and on such terms (if any) as to evidence and indemnity and the payment of the expenses incurred by the Company in investigating evidence, as the Directors may prescribe.
ISSUE OF SHARES
     6. Subject to Article 87, the provisions in the Memorandum of Association and any direction that may be given by the Company in general meeting and without prejudice to any special rights previously conferred on the holders of existing shares, the Directors may allot, issue, grant options over or otherwise dispose of shares of the Company (including fractions of a share) with or without preferred, deferred or other special rights or restrictions, whether in regard to dividend, voting, return of capital or otherwise and to such persons, at such times and on such other terms as they think proper; provided that, notwithstanding any provision to the contrary contained in these Articles of Association, the Company shall be precluded from issuing bearer shares, warrants, coupons or certificates.
     7. The Company shall maintain a Register of Members and every person whose name is entered as a Member in the Register of Members shall be entitled without payment to receive within two months after allotment or lodgement of transfer (or within such other period as the conditions of issue shall provide) one certificate for all his shares or several certificates each for one or more of his shares upon payment of fifty cents (US$0.50) for every certificate after the first certificate or such less sum as the Directors shall from time to time determine; provided that in respect of a share or shares held jointly by several persons the Company shall not be bound to issue more than one certificate and delivery of a certificate for such share(s) to one of the several joint holders shall be sufficient delivery to all such holders.
TRANSFER OF SHARES
     8. The instrument of transfer of any share shall be in writing and shall be executed by or on behalf of the transferor and the transferor shall be deemed to remain the holder of a share until the name of the transferee is entered in the Register of Members.
     9. The Directors may in their absolute discretion decline to register any Transfer of shares that that is not permitted by the Amended and Restated Shareholders’ Agreement and these Articles; provided that the Directors shall be obligated to register immediately any Transfer of shares to be effected pursuant to the Share Charge Agreements upon delivery to the Company of the instrument of transfer referred to in Article 8 above duly executed by the transferor and the transferee of the relevant shares to be Transferred. If the Directors refuse to register a Transfer, they shall notify the transferee within two months of such refusal. The Company shall not, and shall cause its registered agent not to, give any effect in the Register of Members to any attempted Transfer of any Company Securities not in compliance with the Amended and Restated Shareholders’ Agreement and these Articles.
TRANSFER RESTRICTIONS
     10. Restrictions on Transfer
     (a) None of the Members shall Transfer any Company Securities (or solicit any offers in respect of any Transfer of any Company Securities), except in compliance with the United States Securities Act of 1933, as amended, any other applicable securities or “blue sky” laws, and the terms and conditions of these Articles.
     (b) Any attempt to Transfer any Company Securities not in compliance with this Agreement shall be null and void, and the Company shall not, and shall cause any transfer agent not to, give any effect in the Company’s register of members to such attempted Transfer.
     (c) None of the Other Members may, without the prior written consent of each Investor, directly or indirectly Transfer any Company Securities (or solicit any offers in respect of any Transfer of any Company Securities) prior to the completion of the QPO.

     (d) Within the two years following the completion of the QPO, so long as the Aggregate Ownership of Ordinary Shares by any Investor is at least 20% of such Investor’s Initial Ownerships of Ordinary Shares, without the prior written consent of such Investor, no Controlling Member or any of its Permitted Transferees may directly or indirectly Transfer (a) in any single transaction or in a series of transactions, whether or not related, Company Securities representing 50% or more of the Initial Ownership of Ordinary Shares of such Controlling Member or (b) any Company Securities if the Controlling Members have Transferred an aggregate amount of Company Securities representing 20% or more of their aggregate Initial Ownership of Ordinary Shares, except for Transfers (i) pursuant to Article 4 of the Series A Subscription Agreement, (ii) pursuant to Article 3 of the Series B Subscription Agreement, (iii) pursuant to Section 11.06 of the Convertible Loan Agreement, (iv) pursuant to Section 6.09 of the Amended and Restated Shareholders’ Agreement, (v) to transferees pursuant to the Share Charge Agreements, (vi) to any employees of the Company or its Subsidiaries as share based compensation or incentive, (vii) to any other Controlling Member or the Permitted Transferees of any other Controlling Member or (viii) to any Permitted Transferee of such Controlling Member, provided that (A) such Permitted Transferee shall have agreed in writing to be bound by the terms of the Amended and Restated Shareholders’ Agreement in the form of Exhibit A attached thereto and (B) if such Permitted Transferee ceases to be a Permitted Transferee of such Controlling Member, the Company Securities previously Transferred shall be immediately Transferred, to the extent permitted by applicable laws, to such Controlling Member or another Person who qualifies as a Permitted Transferee of such Controlling Member. Any such Transfer by the Controlling Member shall be subject to (i) the rules and regulations of the stock exchange where the QPO takes place and (ii) the applicable laws in the jurisdiction in which such stock exchange is located.
     (e) None of the Other Members may, directly or indirectly Transfer any Company Securities if as a result of such Transfer there shall be a Change of Control (as defined in the Amended and Restated Shareholders’ Agreement), unless such Transfer has otherwise satisfied the other provisions of these Articles and the transferee agrees to purchase all Company Securities then held by the Investors at a price agreed to by the Investors.
     11. Preemptive Rights.
     (a) The Company shall give each Member notice (an “Issuance Notice”) of any proposed issuance by the Company of any Company Securities at least 30 Business Days prior to the proposed issuance date. The Issuance Notice shall specify the price at which such Company Securities are to be issued and the other material terms of the issuance. Subject to Article 11(f) below, each of the Controlling Members and the Investors (each, a “Major Member”) shall be entitled to purchase up to such Major Member’s Pro Rata Share of the Company Securities proposed to be issued, at the price and on the terms specified in the Issuance Notice. “Pro Rata Share” means, with respect to any Major Member, the fraction that results from dividing (i) such Major Member’s Aggregate Ownership (immediately before giving effect to such issuance) of Ordinary Shares by (ii) the Aggregate Ownership (immediately before giving effect to such issuance) of Ordinary Shares by all Members.
     (b) Each Major Member who desires to purchase any or all of its Pro Rata Share of the Company Securities specified in the Issuance Notice shall deliver notice to the Company (each an “Exercise Notice”) of its election to purchase such Company Securities within 10 Business Days of receipt of the Issuance Notice. The Exercise Notice shall specify the number of Company Securities to be purchased by such Major Member and shall constitute exercise by such Major Member of its rights under this Article 11 and a binding agreement of such Major Member to purchase, at the price and on the terms specified in the Issuance Notice, the number of shares (or amount) of Company Securities specified in the Exercise Notice. If, at the termination of such ten-Business-Day period, any Major Member shall not have delivered an Exercise Notice to the Company, such Major Member shall be deemed to have waived all of its rights under this Article 11 with respect to the purchase of such Company Securities. Promptly following the termination of such ten-Business Day period, the Company shall deliver to each Major Member a copy of all Exercise Notices it received.
     (c) If any Major Member fails to exercise its preemptive rights under this Article 11 or elects to exercise such rights with respect to less than such Major Member’s Pro Rata Share, the Company shall, within 2 Business Days after the expiration of the 10-Business-Day period, notify each other Major Member who has delivered an Exercise Notice to exercise its rights to purchase its entire Pro Rata Share, that such Major Member shall be entitled to purchase from the Company its pro rata portion (which means the fraction that results from dividing (i) such Major Member’s Aggregate Ownership (immediately before giving effect to such issuance) of Ordinary Shares by (ii) Aggregate Ownership (immediately before giving effect to such issuance) of Ordinary Shares of all Major Members exercising in full their preemptive rights with respect to their respective Pro Rata Shares) of such Company Securities with respect to which the first mentioned Major Member shall not have exercised its preemptive rights by delivering to the Company a written notice within 5

Business Days of receiving such further offer which shall set forth the number (or amount) of Company Securities to be purchased by such other Major Member in such further offer. The Company shall continue to offer additional pro rata portions to Major Members choosing to purchase their full pro rata portions of such Company Securities pursuant to this Article 11(c) until (i) all Company Securities proposed to be issued by the Company and with respect to which Major Members were entitled to exercise their rights under this Article 11 have been purchased by Major Members or (ii) all Major Members have purchased the maximum number of Company Securities indicated in their respective Exercise Notice and other notices delivered in response to further offers pursuant to this Article 11(c) whichever is earlier.
     (d) The Company shall have 90 days from the date of the Issuance Notice to consummate the proposed issuance of any or all of such Company Securities that the Major Members have not elected to purchase at the price and upon terms that are not materially less favorable to the Company than those specified in the Issuance Notice. If the Company proposes to issue any such Company Securities after such 90-day period, it shall again comply with the procedures set forth in this Article 11.
     (e) At the consummation of the issuance of such Company Securities, the Company shall issue certificates representing the Company Securities to be purchased by each Major Member exercising preemptive rights pursuant to this Article 11 registered in the name of such Major Member, and a copy of the updated register of members of the Company reflecting the ownership of such Company Securities by such Major Member, certified by a director of the Company as a true copy against payment by such Major Member of the purchase price for such Company Securities in accordance with the terms and conditions as specified in the Issuance Notice.
     (f) Notwithstanding the foregoing, no Major Member shall be entitled to purchase Company Securities as contemplated by this Article 11 in connection with issuances of Company Securities (i) to employees of the Company or any Subsidiary of the Company pursuant to employee benefit plans or arrangements approved by the Board pursuant to Article 87(m) (including upon the exercise of employee stock options granted pursuant to any such plans or arrangements) or (ii) pursuant to the QPO.
     12. Right of First Refusal.
     (a) If, at any time prior to the QPO, any Other Member (the “ROFR Member”) receives from or otherwise negotiates with a Third Party an offer to purchase any or all of the Company Securities owned or held by such ROFR Member (a “ROFR Offer”) and such ROFR Member (a “ROFR Seller”) intends to pursue such Transfer of such Company Securities to such Third Party and such Transfer is permitted by Article 10, such ROFR Seller shall give notice (a “ROFR Offer Notice”) to each other Member (a “ROFR Non-Selling Member”) that such ROFR Seller desires to accept the ROFR Offer and that sets forth the number and kind of Company Securities (the “ROFR Offered Securities”), the price per share that such ROFR Seller proposes to be paid for such ROFR Offered Securities (the “ROFR Offer Price”) and all other material terms and conditions of the ROFR Offer.
     (b) The giving of a ROFR Offer Notice to the ROFR Non-Selling Members shall constitute an offer by such ROFR Seller to Transfer the ROFR Offered Securities, in whole and not in part, to the ROFR Non-Selling Members, at the ROFR Offer Price and on the other terms set forth in the ROFR Offer Notice. Such offer may be accepted at the ROFR Offer Price by each of the ROFR Non-Selling Members on a pro rata basis based on the ROFR Offer Pro Rata Portion of such ROFR Non-Selling Member. Such offer shall be irrevocable for 30 Business Days after receipt of such ROFR Offer Notice by each ROFR Non-Selling Member. Each ROFR Non-Selling Member shall have the right to accept such offer (as provided above) within such 30 Business-Day period. The offer may be accepted by giving an irrevocable notice of acceptance to such ROFR Seller prior to the expiration of such 30 Business-Day period. “ROFR Offer Pro Rata Portion” means, with respect to each ROFR Non-Selling Member, the fraction that results from dividing (i) such ROFR Non-Selling Member’s Aggregate Ownership of Ordinary Shares, by (ii) the Aggregate Ownership of Ordinary Shares by all ROFR Non-Selling Members.
     If any ROFR Non-Selling Member receiving the ROFR Offer Notice elects not to purchase ROFR Offered Securities, the ROFR Seller shall, within one Business Day after the expiration of the initial 30 Business-Day period, give notice to all ROFR Non-Selling Members that did accept the initial offer, informing them that they have the right to increase the number of ROFR Offered Securities that they accepted pursuant to the initial offer. Each such ROFR Non-Selling Member shall then have five Business Days in which to accept such second offer, by giving notice of acceptance to the ROFR Seller prior to the expiration of such five Business-Day period, as to all of such ROFR Non-Selling Member’s portion of the ROFR Offered Securities not accepted pursuant to the initial offer (on the basis of such ROFR Non-Selling Member’s ROFR Offer Pro Rata Portion compared to the ROFR Offer Pro Rata Portions of all other ROFR Non-Selling Members receiving the second offer) plus any additional portion not accepted by any other ROFR Non-Selling Shareholder during such five Business-Day period.
     If any ROFR Non-Selling Member fails to notify the ROFR Seller prior to the expiration of the initial 30 Business-Day period or the second five Business-Day period, as applicable, referred to above, it shall be deemed to have declined the initial offer or the second offer, as applicable.
     (c) If any ROFR Non-Selling Member has accepted the initial offer or the second offer, as the case may be, such ROFR Non-Selling Member shall purchase and pay, by bank or certified check (in immediately available funds), for all ROFR Offered Securities that it has accepted to purchase, within 30 Business Days after the expiration of the initial 30 Business-Day period or the second five Business-Day period, as applicable, provided that, if the Transfer of such ROFR Offered Securities is subject to any prior regulatory approval, the time period during which such Transfer may be consummated shall be extended until the expiration of five Business Days after all such approvals shall have been received.
     (d) If the ROFR Non-Selling Members fail to exercise their rights of first refusal hereunder with respect to any ROFR Offered Securities, the ROFR Seller shall have a 120-day period following the expiration of the initial 30 Business-Day period or the second five Business-Day period, as applicable, during which to effect a Transfer to the Third Party making the ROFR Offer of any or all of the ROFR Offered Securities on the same or more favorable (as to the ROFR Seller) terms and conditions as were set forth in the ROFR Offer Notice at a price not less than the ROFR Offer Price, provided that (A) such Third Party shall have agreed in writing to be bound by the terms of the Amended and Restated Shareholders’ Agreement and (B) the Transfer to such Third Party is not in violation of applicable securities laws. If the ROFR Seller does not consummate the Transfer of the ROFR Offered Securities within such 120-day period, then the right of the ROFR Seller to Transfer such ROFR Offered Securities shall terminate and the ROFR Seller shall again comply with the procedures set forth in this Article 12 with respect to any proposed Transfer of Company Securities to a Third Party.
     (e) A ROFR Seller may Transfer ROFR Offered Securities in accordance with Article 12(d) for consideration other than cash only if such ROFR Seller has first obtained and delivered to each ROFR Non-Selling Member an opinion of a mutually agreed upon investment banking firm of international standing indicating that the fair market value of the non-cash consideration that such ROFR Seller proposes to accept as consideration for such ROFR Offered Securities, together with any cash consideration, is at least equal to, on a per share basis, the ROFR Offer Price.
     (f) The provisions of this Article 12 shall not apply to any Transfer by any Controlling Member (i) pursuant to Article 4 of the Series A Subscription Agreement, (ii) pursuant to Article 3 of the Series B Subscription Agreement, (iii) pursuant to Section 11.06 of the Convertible Loan Agreement, (iv) pursuant to Section 6.09 of the Amended and Restated Shareholders’ Agreement, (v) to Permitted Transferees of such Controlling Member or (vi) to transferees pursuant to the Share Charge Agreements.
     13. Right of First Offer.
     (a) If, at any time prior to the QPO, any Investor (the “ROFO Seller”) desires to Transfer any Company Securities to any Third Party, such ROFO Seller shall give notice (a “ROFO Offer Notice”) to the other Members (the “ROFO Non-Selling Members”) that such ROFO Seller desires to make such a Transfer and that sets forth the number and kind of Company Securities proposed to be Transferred by the ROFO Seller (the “ROFO Offered Securities”), the cash price per share that such ROFO Seller proposes to be paid for such ROFO Offered Securities (the “ROFO Offer Price”) and any other material terms sought by the ROFO Seller.
     (b) The giving of a ROFO Offer Notice to the ROFO Non-Selling Members shall constitute an offer by such ROFO Seller to Transfer the ROFO Offered Securities, in whole and not in part, (i) first, to the other Investors and (ii) secondly, to the extent the other Investors have not purchased all ROFO Offered Securities pursuant to this Article within the first two Business Days of the ROFO Offer Period, to the other ROFO Non-Selling Members, in each case at the ROFO Offer Price and on the other terms set forth in the ROFO Offer Notice. Such offer may be accepted at the ROFO Offer Price (i) first, by each other Investors on a pro rata basis (calculated by dividing (x) such other Investor’s Aggregate Ownership of Ordinary Shares by (y) the Aggregate Ownership of Ordinary Shares by all Investors other than the ROFO Seller); and (ii) secondly, to the extent the other Investors have not purchased all ROFO Offered Securities pursuant to this Article within the first two Business Days of the ROFO Offer Period, by each of the ROFO Non-Selling Members who is not an Investor, on a pro rata basis (calculated by dividing (x) such ROFO Non-Selling Shareholder’s Aggregate Ownership of Ordinary Shares by (y) the Aggregate Ownership of Ordinary Shares by all such ROFO Non-Selling Members). Such offer shall be irrevocable for five Business Days (the “ROFO Offer Period”) after receipt of such ROFO Offer Notice by each ROFO Non-Selling Member. Each ROFO

Non-Selling Member shall have the right to accept such offer (as provided above) by giving an irrevocable notice of acceptance to such ROFO Seller prior to the expiration of the ROFO Offer Period.
     (c) If the ROFO Non-Selling Members have elected to purchase all of the ROFO Offered Securities, the ROFO Non-Selling Members shall purchase and pay, by bank or certified check (in immediately available funds), for all ROFO Offered Securities within five Business Days after the date on which all such ROFO Offered Securities have been accepted.
     (d) Upon the earlier to occur of (i) full rejection of the ROFO Offer by all recipients thereof and (ii) the expiration of the ROFO Offer Period without ROFO Non-Selling Members electing to purchase all of the ROFO Offered Securities, the ROFO Seller shall have a 120-day period during which to effect a Transfer of any or all of the ROFO Offered Securities on terms that are not materially less favorable (as to the ROFO Seller) as were set forth in the ROFO Offer Notice, provided that, if the Transfer is subject to regulatory approval, such 120-day period shall be extended until the expiration of five Business Days after all such approvals shall have been received, but in no event shall such period be extended for more than an additional one hundred and fifty (150) days. If the ROFO Seller does not consummate the Transfer of the ROFO Offered Securities in accordance with the foregoing time limitations, then the right of the ROFO Seller to effect the Transfer of such ROFO Offered Securities pursuant to this Article 13(d) shall terminate and the ROFO Seller shall again comply with the procedures set forth in this Article 13 with respect to any proposed Transfer of Company Securities to a Third Party.
     (e) The provisions of this Article 13 shall not apply to any Transfer of Company Securities by any Investor (i) in the QPO or (ii) to any Permitted Transferee of such Investor.
     14. Tag-Along Rights.
     (a) If a Member other than any of the Investors (the “Tag-Along Seller”) proposes to Transfer to any Person other than its Permitted Transferees, in a transaction otherwise permitted by Article 10, any Company Securities and the Investors have declined or failed to exercise their rights of first refusal with respect to such Company Securities pursuant to Article 12 (a “Tag-Along Sale”),
     (i) the Tag-Along Seller shall provide the Investors notice of the terms and conditions of such proposed Transfer

     (“Tag-Along Notice”) and offer each Tagging Person the opportunity to participate in such Transfer in accordance with this Article 14, and
     (ii) each of the Investors who have declined or failed to exercise its rights of first refusal with respect to such Company Securities pursuant to Article 12, may elect, at its option, to participate in the proposed Transfer in accordance with this Article 14 (each such electing Member, a “Tagging Person”).
     The Tag-Along Notice shall identify the number and class of Company Securities proposed to be sold by the Tag-Along Seller and all other Company Securities subject to the offer (“Tag-Along Offer”), the consideration for which the Transfer is proposed to be made, and all other material terms and conditions of the Tag-Along Offer, including the form of the proposed agreement, if any, and a firm offer by the proposed transferee to purchase Company Securities from the Tagging Persons in accordance with this Article 14.
     From the date of its receipt of the Tag-Along Notice, each Tagging Person shall have the right (a “Tag-Along Right”), exercisable by notice (“Tag-Along Response Notice”) given to the Tag-Along Seller within 15 Business Days after its receipt of the Tag-Along Notice (the “Tag-Along Notice Period”), to request that the Tag-Along Seller include in the proposed Transfer up to a number of Company Securities representing such Tagging Person’s Tag-Along Portion, provided that each Tagging Person shall be entitled to include in the Tag-Along Sale no more than its Tag-Along Portion of Company Securities and the Tag-Along Seller shall be entitled to include the number of Company Securities proposed to be Transferred by the Tag-Along Seller as set forth in the Tag-Along Notice (reduced, to the extent necessary, so that each Tagging Person shall be able to include its Tag-Along Portion) and such additional Company Securities as permitted by Article 14(d). Each Tag-Along Response Notice shall include wire transfer or other instructions for payment or delivery of the purchase price for the Company Securities to be sold in such Tag-Along Sale or, if such delivery is not permitted by applicable law, an unconditional agreement to deliver such Company Securities pursuant to this Article 14(a) at the closing for such Tag-Along Sale against delivery to such Tagging Person of the consideration therefor. Each Tagging Person that exercises its Tag-Along Rights hereunder shall deliver to the Tag-Along Seller, with its Tag-Along Response Notice, the certificates representing the Company Securities of such Tagging Person to be included in the Tag-Along Sale, together with a limited power-of-attorney authorizing the Tag-Along Seller to Transfer such Company Securities on the terms set forth in the Tag-Along Notice. Delivery of the

Tag-Along Response Notice with such certificates and limited power-of-attorney shall constitute an irrevocable acceptance of the Tag-Along Offer by such Tagging Persons, subject to the provisions of this Article 14. “Tag-Along Portion” means, with respect to any Tagging Person in any Tag-Along Sale, that number (or amount) of Company Securities proposed to be Transferred in such Tag-Along Sale equal to (x) the Aggregate Ownership of such class of Company Securities by such Tagging Person immediately prior to such Tag-Along Sale multiplied by (y) a fraction the numerator of which is the maximum number of such class proposed to be Transferred by the Tag-Along Seller in such Tag-Along Sale and the denominator of which is the Aggregate Ownership of such class by the Investors and the Tag-Along Seller immediately prior to such Tag-Along Sale.
     If, at the end of a 120-day period after such delivery of such Tag-Along Notice, the Tag-Along Seller has not completed the Transfer of all Company Securities proposed to be sold by the Tag-Along Seller and all Tagging Persons on substantially the same terms and conditions set forth in the Tag-Along Notice, the Tag-Along Seller shall (i) return to each Tagging Person the limited power-of-attorney and all certificates representing the Company Securities that such Tagging Person delivered for Transfer pursuant to this Article 14(a) and any other documents in the possession of the Tag-Along Seller executed by the Tagging Persons in connection with the proposed Tag-Along Sale, and (ii) all the restrictions on Transfer contained in these Articles or otherwise applicable at such time with respect to such Company Securities shall continue in effect.
     (b) Concurrently with the consummation of the Tag-Along Sale, the Tag-Along Seller shall (i) notify the Tagging Persons thereof, (ii) remit to the Tagging Persons the total consideration for the Company Securities of the Tagging Persons Transferred pursuant thereto, with the cash portion of the purchase price paid by wire transfer of immediately available funds in accordance with the wire transfer instructions in the applicable Tag-Along Response Notices and the non-cash portion of the purchase price delivered to the Tagging Persons in manners specified in the relevant Tag-Along Response Notices and (iii) promptly after the consummation of such Tag-Along Sale, furnish such other evidence of the completion and the date of completion of such transfer and the terms thereof as may be reasonably requested by the Tagging Persons.
     (c) If at the termination of the Tag-Along Notice Period, any of the Investors shall not have elected to participate in the Tag-Along Sale, it shall be deemed to have waived its rights under Article 14(a) with respect to the Transfer of its Company Securities pursuant to such Tag-Along Sale.

     (d) If (i) any Investor declines to exercise its Tag-Along Rights or (ii) any Tagging Person elects to exercise its Tag-Along Rights with respect to less than such Tagging Person’s Tag-Along Portion, in each case within the Tag-Along Notice Period, the Tag-Along Seller shall, on the Business Day immediately after the expiration of the Tag-Along Notice Period, notify each Tagging Person who has elected to exercise its Tag-Along Rights with respect to its Tag-Along Portion and such Tagging Person shall have the right to include in the proposed Transfer an additional number of Company Securities representing its pro rata portion (calculated by dividing (x) the Aggregate Ownership of such class of Company Securities by such Tagging Person by (y) the Aggregate Ownership of such class by all Tagging Persons who have elected to exercise their respective Tag-Along Rights in full) of the Company Securities with respect to which Tag-Along Rights have not previously been exercised during the Tag-Along Notice Period or during this subsequent offer.
     (e) The Tag-Along Seller shall Transfer, on behalf of itself and each Tagging Person, the Company Securities subject to the Tag-Along Offer and elected to be Transferred on the terms and conditions set forth in the Tag-Along Notice within 120 days of delivery of the Tag-Along Notice.
     (f) Upon the consummation of any Tag-Along Sale, all of the Members participating therein will receive the same form and amount of consideration per share, or, if any Members are given an option as to the form and amount of consideration to be received, all Members participating therein will be given the same option.
     (g) No Tagging Person shall be obligated to pay any expenses incurred in connection with any Tag-Along Sale.
     (h) Each Tagging Person shall (i) not be required to provide any representations or indemnities in connection with any Tag-Along Sale other than representations and indemnities concerning such Tagging Person’s title to the Company Securities to be Transferred by such Tagging Person in such Tag-Along Sale, free and clear of any encumbrances and authority, power and right to enter into and consummate the Transfer without contravention of any law or material agreement and (ii) benefit from all of the same provisions of the definitive agreements as the Tag-Along Seller.
     (i) If a Controlling Member proposes to Transfer, in a transaction otherwise permitted by Article 10, a number of Company Securities in a single transaction or in a series of related transactions such that such Controlling Member’s Aggregate Ownership of Ordinary Shares immediately after the consummation of such Transfer is less than 50% of such Controlling Member’s Initial Ownership of Ordinary Shares, each of the Investors shall have the right to participate in such Transfer to sell all Company Securities held by each respective Investor and all other provisions of this Article 14 shall apply to such Transfer mutatis mutandis. Any Transfer of Company Securities by a Controlling Member that occurs within six months of any other Transfer of Company Securities by such Controlling Member shall be conclusively deemed to be related to such previous transaction for the purposes of this Article 14(i).
     15. Drag-Along Rights.
     (a) If all of the Investors (the “Drag-Along Sellers”) propose to Transfer Company Securities to one or more Third Parties (the “Drag-Along Transferee”) (a “Drag-Along Sale”), the Drag-Along Sellers may at their collective option require all other Members (the “Dragged Members”) (i) to Transfer the Drag-Along Portion of Company Securities (“Drag-Along Rights”) then held by every Dragged Member, and (ii) subject to and at the closing of the Drag-Along Sale, to exercise such number of options for Ordinary Shares held by every Dragged Shareholder as is required in order that a sufficient number of Ordinary Shares are available to Transfer the relevant Drag-Along Portion of Company Securities of each such Dragged Member, in each case for the same consideration per unit of the relevant class of Company Securities and otherwise on the same terms and conditions as the Drag-Along Sellers, provided that any Dragged Member that holds options the exercise price per share of which is greater than the per share price at which the Ordinary Shares are directly or indirectly on an as converted basis to be Transferred to the Drag-Along Transferee, if required by the Drag-Along Sellers to exercise such options, may, in lieu of such exercise, submit to irrevocable cancellation thereof without any liability for payment of any exercise price with respect thereto, and, provided further that, with respect to any Transfer also governed by Article 13, the Dragged Members having a right of first offer under Article 13 shall first have been afforded the opportunity to acquire any Company Securities to be Transferred in the Drag-Along Sale in accordance with the provisions of Article 13. If the Drag-Along Sale is not consummated with respect to any Ordinary Shares acquired upon exercise of any options, or the Drag-Along Sale is not consummated, any options exercised or cancelled in contemplation of such Drag-Along Sale shall be deemed not to have been exercised or canceled, as applicable. “Drag-Along Portion” means, with respect to any Dragged Member, (i) the Aggregate Ownership of Ordinary Shares by such Dragged Member multiplied by (ii) a fraction the numerator of which is the aggregate number of Ordinary Shares proposed to be sold by the Drag-Along Sellers in the applicable Drag-Along Sale, calculated on a Fully-Diluted basis, and the denominator of which is the Aggregate Ownership of Ordinary Shares by the Drag-Along Sellers collectively.
     The Drag-Along Sellers shall provide notice of such Drag-Along Sale to the Dragged Members (a “Drag-Along Sale Notice”) not later than 15 Business Days prior to the proposed Drag-Along Sale. The Drag-Along Sale Notice shall identify the transferee, the number of Company Securities subject to the Drag-Along Sale, the consideration for which a Transfer is proposed to be made (the “Drag-Along Sale Price”) and all other material terms and conditions of the Drag-Along Sale. The number of Company Securities to be sold by each Dragged Member shall be the Drag-Along Portion that such Dragged Member owns. Each Dragged Member shall be required to participate in the Drag-Along Sale on the terms and conditions set forth in the Drag-Along Sale Notice and to tender its Company Securities as set forth below. The price payable in such Transfer shall be the Drag-Along Sale Price. Not later than 10 Business Days after the date of the Drag-Along Sale Notice (the “Drag-Along Sale Notice Period”), each of the Dragged Members shall deliver to a representative of the Drag-Along Sellers designated in the Drag-Along Sale Notice the certificates representing the Company Securities of such Dragged Member required to be included in the Drag-Along Sale and the relevant instruments of transfer, together with a limited power-of-attorney authorizing the Drag-Along Sellers or their representative to Transfer such Company Securities on the terms set forth in the Drag-Along Notice and wire transfer or other instructions for payment or delivery of the consideration to be received in such Drag-Along Sale, or, if such delivery is not permitted by applicable law, an unconditional agreement to deliver such Company Securities pursuant to this clause (a) at the closing for such Drag-Along Sale against delivery to such Dragged Member of the consideration therefor.
     (b) The Drag-Along Sellers shall have a period of 120 days from the date of delivery of the Drag-Along Sale Notice to consummate the Drag-Along Sale on the terms and conditions set forth in such Drag-Along Sale Notice, provided that, if such Drag-Along Sale is subject to regulatory approval, such 120-day period shall be extended until the expiration of five Business Days after all such approvals have been received, but in no event later than 270 days following the date of delivery of the Drag-Along Sale Notice. If the Drag-Along Sale shall not have been consummated during such period, the Drag-Along Sellers shall return to each of the Dragged Members the limited power-of-attorney and all certificates representing Company Securities that such Dragged Member delivered for Transfer pursuant hereto and all related instruments of transfer, together with any other documents in the possession of the Drag-

Along Sellers executed by such Dragged Member in connection with such proposed Transfer, and all the restrictions on Transfer contained in these Articles or otherwise applicable at such time with respect to such Company Securities owned by the Dragged Members shall again be in effect.
     (c) Concurrently with the consummation of the Transfer of Company Securities pursuant to this Article 15, the Drag-Along Sellers shall give notice thereof to the Dragged Members, shall remit to each of the Dragged Members that have surrendered their certificates and other applicable instruments the total consideration (the cash portion of which is to be paid by wire transfer in accordance with such Dragged Member’s wire transfer instructions) for the Company Securities Transferred pursuant hereto and shall furnish such other evidence of the completion and time of completion of such Transfer and the terms thereof as may be reasonably requested by such Dragged Member.
     (d) Notwithstanding anything contained in this Article 15, there shall be no liability on the part of the Drag-Along Sellers to the Dragged Members (other than the obligation to return the limited power-of-attorney and the certificates and other applicable instruments representing Company Securities received by the Drag-Along Sellers) or any other Person if the Transfer of Company Securities pursuant to this Article 15 is not consummated for whatever reason, regardless of whether the Drag-Along Sellers have delivered a Drag-Along Sale Notice. Whether to effect a Transfer of Company Securities pursuant to this Article 15 by the Drag-Along Sellers is in the sole and absolute discretion of the Drag-Along Sellers.
     (e) Upon the consummation of any Drag-Along Sale, all of the Members participating therein will receive the same form and amount of consideration per share, or, if any Members are given an option as to the form and amount of consideration to be received, all Members participating therein will be given the same option.
     (f) No Dragged Member shall be obligated to pay any expenses incurred in connection with any Drag-Along Sale.
     (g) Each Dragged Member shall (i) not be required to provide any representations or indemnities in connection with any Drag-Along Sale other than representations and indemnities concerning such Dragged Member’s title to the Company Securities to be Transferred by such Dragged Member in such Drag-Along Sale, free and clear of any encumbrances and authority, power and right to enter into and consummate the Transfer without contravention of any law or material agreement and (ii) benefit from all of the same provisions of the definitive agreements as any Drag-Along Seller holding the same number and class of the Company Securities as such Dragged Member.
     (h) Notwithstanding anything to the contrary herein, the Drag-Along Rights contemplated by this Article 15 shall be exercisable only in the event that the QPO has not been consummated by the third anniversary date of the date hereof.
     16. Put Rights.
     (a) The Company shall promptly deliver written notice to each holder of Preferred Shares upon the occurrence of any Put Trigger Event. At any time after the occurrence of any Put Trigger Event, upon the request of any holder of Preferred Shares, each Other Member shall use its best efforts to assist and cooperate with such holder to sell the Company Securities then held by such holder to a Third Party.
     (b) Without limiting the provisions in Article 16(a), upon the occurrence of any Put Trigger Event, each holder of Preferred Shares (the “Putting Member”) shall have the right (the “Put Right”) to require the Other Members or the Company (the “Purchaser”) to purchase all Company Securities held by such Putting Member (the “Put Interest”).
     (c) To exercise the Put Right, a Putting Member shall give notice (the “Put Notice”) to the Other Members and the Company no later than 30 Business Days prior to the proposed date of purchase. If any Putting Member requires the Company to purchase the Put Interest of such Putting Member in the Put Notice, upon receipt of the Put Notice, the Company shall be obligated to purchase the Put Interest on the proposed date of purchase in accordance with the provisions of this Article 16, unless such purchase by the Company will violate or contravene the Companies Law of the Cayman Islands. If any Putting Member requires the Other Members to purchase the Put Interest of such Putting Member in the Put Notice, upon receipt of such Put Notice, the Other Members shall be obligated, jointly and severally, to purchase such Put Interest on the proposed date of purchase in accordance with the provisions of this Article 16.
     (d) The purchase price payable per share of Company Securities by the Purchaser to any Putting Member (the “Put Price”) shall guarantee a Rate of Return of at least 12.5% for such Putting Member’s investment in its Put Interest. The Rate of Return shall (i) be calculated for the period beginning on and including the respective dates on which such Put Interests were issued by the Company and ending on and including the closing date for the purchase of such Put Interest pursuant to this Article 16; (ii) include as cash outflows all amounts paid by such Putting Member or any other Person to the Company to acquire such Put Interest (including Conversion Price, if applicable); (iii) include as cash inflows a deemed terminal cash inflow equal to the Put Price; and (iv) include as cash inflows any cash dividends or other cash distributions actually received by such Putting Member from the Company.
     (e) No later than the proposed date of purchase, each Putting Member shall deliver to the Purchaser certificates representing all Company Securities comprising its Put Interest, together with all other documents required to be executed in connection with such Transfer or, if such delivery is not permitted by applicable law, an unconditional agreement to deliver such Company Securities pursuant to this Article 16 at the closing for such Transfer against delivery to such Putting Member of the consideration therefor. In no event shall any Putting Member be obligated to make any representations and warranties, or to provide any indemnities, with respect to any matters other than the title to the Company Securities comprising the Put Interest held by such Putting Member and the authority to sell such Company Securities.
     (f) The closing for the purchase of any Put Interest pursuant to this Article 16 shall occur as promptly as practicable, but in no event later than 30 days after the date of the Put Notice in respect of such Put Interest. At any such closing, the Purchaser shall deliver to the relevant Putting Member the purchase price for the Put Interest of such Putting Member by wire transfer of immediately available funds to such bank account as such Putting Member shall have specified in writing no later than two Business Days prior to the closing of such purchase.
     (g) From the date of the Put Notice to the closing date of the purchase of any Put Interest, the Putting Members shall have the sole right to (i) determine the declaration or payment of any dividend or other distribution upon any capital stock of the Company or any of its Subsidiaries, (ii) determine any spending by the Company or any of its Subsidiaries, (iii) sell any assets of the Company or any of its Subsidiaries, (iv) approve any withdrawal from or otherwise manage any bank account of the Company or any of its Subsidiaries, and (v) otherwise manage the business of the Company and its Subsidiaries.
REDEEMABLE SHARES
     17. Subject to the provisions of the Statute and the Memorandum of Association and other provisions of these Articles, (a) shares may be issued on the terms that they are, or at the option of the Company or the holder are, to be redeemed on such terms and in such manner as the Company, before the issue of the shares, may by Special Resolution determine; and (b) the Company may purchase its own shares (including fractions of a share), including any redeemable shares, provided that the manner of purchase has first been authorized by the Company in general meeting if such purchase is not expressly provided for in the Memorandum of Association or these Articles, and may make payment therefor in any manner authorized by the Statute, including out of capital.
VARIATION OF RIGHTS OF SHARES
     18. The rights attached to a class of Preferred Shares may be varied with the consent in writing of the holders of all of such class of Preferred Shares.
     19. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.
NON-RECOGNITION OF TRUSTS
     20. Other than the Share Charge, no person shall be recognized by the Company as holding any share upon any trust and the Company shall not be bound by or be compelled in any way to recognize (even when having notice thereof) any equitable, contingent, future, or partial interest in any share, or any interest in any fractional part of a share, or (except only as is otherwise provided by these Articles or the Statute) any other rights in respect of any share except an absolute right to the entirety thereof in the registered holder.
LIEN ON SHARES
     21. The Company shall have a first and paramount lien and charge on all shares (whether fully paid-up or not) registered in the name of a Member (whether solely or jointly with others) for all debts, liabilities or engagements to or with the Company (whether presently payable or not) by such Member or his estate, either alone or jointly with any other person, whether a Member or not, but the Directors may at any time declare any share to be wholly or in part exempt from the provisions of this Article. The registration of a transfer of any such share shall operate as a waiver of the Company’s lien (if any) thereon. The Company’s lien (if any) on a share shall extend to all dividends or other monies payable in respect thereof.
     22. The Company may sell, in such manner as the Directors think fit, any shares on which the Company has a lien, but no sale shall be made unless a sum in respect of which the lien exists is presently payable, nor until the expiration of fourteen days after a notice in writing stating and demanding payment of such part of the amount in respect of which the lien exists as is presently payable, has been given to the registered holder or holders for the time being of the share, or the person, of which the Company has notice, entitled thereto by reason of his death or bankruptcy.
     23. To give effect to any such sale the Directors may authorize some person to transfer the shares sold to the purchaser thereof. The purchaser shall be registered as the holder of the shares comprised in any such transfer, and he shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.
     24. The proceeds of such sale shall be received by the Company and applied in payment of such part of the amount in respect of which the lien exists as is presently payable and the residue, if any, shall (subject to a like lien for sums not presently payable as existed upon the shares before the sale) be paid to the person entitled to the shares at the date of the sale.
CALL ON SHARES
     25. The Directors may from time to time make calls upon the Members in respect of any monies unpaid on their shares (whether on account of the nominal value of the shares or by way of premium or otherwise) and not by the conditions of allotment thereof made payable at fixed terms; provided that no call shall be payable at less than one month from the date fixed for the payment of the last preceding call, and each Member shall (subject to receiving at least fourteen days notice specifying the time or times of payment) pay to the Company at the time or times so specified the amount called on the shares. A call may be revoked or postponed as the Directors may determine. A call may be made payable by installments.
     (a) A call shall be deemed to have been made at the time when the resolution of the Directors authorizing such call was passed.
     (b) The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.
     26. If a sum called in respect of a share is not paid before or on a day appointed for payment thereof, the persons from whom the sum is due shall pay interest on the sum from the day appointed for payment thereof to the time of actual payment at such rate not exceeding ten per cent per annum as the Directors may determine, but the Directors shall be at liberty to waive payment of such interest either wholly or in part.
     27. Any sum which by the terms of issue of a share becomes payable on allotment or at any fixed date, whether on account of the nominal value of the share or by way of premium or otherwise, shall for the purposes of these Articles be deemed to be a call duly made, notified and payable on the date on which by the terms of issue the same becomes payable, and in the case of non-payment all the relevant provisions of these Articles as to payment of interest forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.
     28. The Directors may, on the issue of shares, differentiate between the holders as to the amount of calls or interest to be paid and the times of payment.
     29. Subject to Article 87, the Directors may, if they think fit, receive from any Member willing to advance the same, all or any part of the monies uncalled and unpaid upon any shares held by him, and upon all or any of the monies so advanced may (until the same would but for such advances, become payable) pay interest at such rate not exceeding (unless the Company in general meeting shall otherwise direct) seven per cent per annum, as may be agreed upon between the Directors and the Member paying such sum in advance. No such sum paid in advance of calls shall entitle the Member paying such sum to any portion of a dividend declared in respect of any period prior to the date upon which such sum would, but for such payment, become presently payable.
FORFEITURE OF SHARES
     30. If a Member fails to pay any call or installment of a call or to make any payment required by the terms of issue on the day appointed for payment thereof, the Directors may, at any time thereafter during such time as any part of the call, installment or payment remains unpaid, give notice requiring payment of so much of the call, installment or payment as is unpaid, together with any interest which may have accrued and all expenses that have been incurred by the Company by reason of such non-payment. Such notice shall name a day (not earlier than the expiration of fourteen days from the date of giving of the notice) on or before which the payment required by the notice is to be made, and shall state that, in the event of non-payment at or before the time appointed the shares in respect of which such notice was given will be liable to be forfeited.
     (a) If the requirements of any such notice as aforesaid are not complied with, any share in respect of which the notice has been given may at any time thereafter, before the payment required by the notice has been made, be forfeited by a resolution of the Directors to that effect. Such forfeiture shall include all dividends declared in respect of the forfeited share and not actually paid before the forfeiture.
     (b) A forfeited share may be sold or otherwise disposed of on such terms and in such manner as the Directors think fit and at any time before a sale or disposition the forfeiture may be cancelled on such terms as the Directors think fit.
     31. A Person whose shares have been forfeited shall cease to be a Member in respect of the forfeited shares, but shall, notwithstanding, remain liable to pay to the

Company all monies which, at the date of forfeiture were payable by him to the Company in respect of the shares together with interest thereon, but his liability shall cease if and when the Company shall have received payment in full of all monies whenever payable in respect of the shares.
     32. A certificate in writing under the hand of one Director or the Secretary of the Company that a share in the Company has been duly forfeited on a date stated in the declaration shall be conclusive evidence of the fact therein stated as against all persons claiming to be entitled to the share. The Company may receive the consideration given for the share on any sale or disposition thereof and may execute a transfer of the share in favor of the person to whom the share is sold or disposed of and he shall thereupon be registered as the holder of the share and shall not be bound to see to the application of the purchase money, if any, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the share.
     33. The provisions of this Article as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a share, becomes payable at a fixed time, whether on account of the nominal value of the share or by way of premium as if the same had been payable by virtue of a call duly made and notified.
REGISTRATION OF EMPOWERING INSTRUMENTS
     34. The Company shall be entitled to charge a fee not exceeding one US dollar (US$1.00) on the registration of every probate, letters of administration, certificate of death or marriage, power of attorney, notice in lieu of distringas, or other instrument.
TRANSMISSION OF SHARES
     35. In case of the death of a Member, the survivor or survivors where the deceased was a joint holder, and the legal personal representatives of the deceased where he was a sole holder, shall be the only persons recognized by the Company as having any title to his interest in the shares, but nothing herein contained shall release the estate of any such deceased holder from any liability in respect of any shares which had been held by him solely or jointly with other persons.
     36. Any person becoming entitled to a share in consequence of the death or bankruptcy or liquidation or dissolution of a Member (or in any other way than by transfer) may, upon such evidence being produced as may from time to time be required by the Directors and subject as hereinafter provided, elect either to be registered himself as holder of the share or to make such transfer of the share to such other person nominated by him as the deceased or bankrupt person could have made and to have such person registered as the transferee thereof, but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the share by that Member before his death or bankruptcy as the case may be. If the person so becoming entitled shall elect to be registered himself as holder, he shall deliver or send to the Company a notice in writing signed by him stating that he so elects.
     37. A person becoming entitled to a share by reason of the death or bankruptcy or liquidation or dissolution of the holder (or in any other case than by transfer) shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share, except that he shall not, before being registered as a Member in respect of the share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company; provided that the Directors may at any time give notice requiring any such person to elect either to be registered himself or to transfer the share and if the notice is not complied with within ninety days, the Directors may thereafter withhold payment of all dividends, bonuses or other monies payable in respect of the share until the requirements of the notice have been complied with.
AMENDMENT OF MEMORANDUM OF ASSOCIATION,
CHANGE OF LOCATION OF REGISTERED OFFICE
& ALTERATION OF CAPITAL
     38. (a) Subject to and in so far as permitted by the provisions of the Statute and other provisions of these Articles, the Company may from time to time by Special Resolution alter or amend its memorandum of association, including, without restricting the generality of the foregoing, the following:
     (i) increase the share capital by such sum to be divided into shares of such amount or without nominal or par value as the resolution shall prescribe and with such rights, priorities and privileges annexed thereto, as the Company by Special Resolution may determine.
     (ii) consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;
     (iii) by subdivision of its existing shares or any of them divide the whole or any part of its share capital into shares of smaller amount than is fixed by its memorandum of association or into shares without nominal or par value;
     (iv) cancel any shares which at the date of the passing of the resolution have not been taken or agreed to be taken by any person.

     (b) All new shares created hereunder shall be subject to the same provisions with reference to the payment of calls, liens, transfer, transmission, forfeiture and otherwise as the shares of the same class in the original share capital.
     (c) Without prejudice to Article 17 hereof and subject to the provisions of the Statute and other provisions of these Articles, the Company may by Special Resolution reduce its share capital and any capital redemption reserve fund.
     (d) Subject to the provisions of the Statute, the Company may by resolution of the Directors change the location of its registered office.
CLOSING REGISTER OF MEMBERS
OR FIXING RECORD DATE
     39. For the purpose of determining Members entitled to notice of or to vote at any meeting of Members or any adjournment thereof, or Members entitled to receive payment of any dividend, or in order to make a determination of Members for any other proper purpose, the Directors of the Company may provide that the Register of Members shall be closed for transfers for a stated period but not to exceed in any case 40 days. If the Register of Members shall be so closed for the purpose of determining Members entitled to notice of or to vote at a meeting of Members, such Register of Members shall be so closed for at least ten days immediately preceding such meeting and the record date for such determination shall be the date of the closure of the Register of Members.
     40. In lieu of or apart from closing the Register of Members, the Directors may fix in advance a date as the record date for any such determination of Members entitled to notice of or to vote at a meeting of the Members and for the purpose of determining the Members entitled to receive payment of any dividend the Directors may, at or within 90 days prior to the date of declaration of such dividend fix a subsequent date as the record date for such determination.
     41. If the Register of Members is not so closed and no record date is fixed for the determination of Members entitled to notice of or to vote at a meeting of Members or Members entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Members. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this section, such determination shall apply to any adjournment thereof.

GENERAL MEETING
     42. (a) Subject to paragraph (c) of this Article, the Company shall within one year of its incorporation and in each year of its existence thereafter hold a general meeting as its annual general meeting and shall specify the meeting as such in the notices calling it. The annual general meeting shall be held at such time and place as the Directors shall appoint and if no other time and place is prescribed by them, it shall be held at the registered office on the second Wednesday in December of each year at ten o’clock in the morning.
     (b) At these meetings the report of the Directors (if any) shall be presented.
     (c) If the Company is exempted as defined in the Statute, it may but shall not be obliged to hold an annual general meeting.
     43. The Directors may whenever they think fit, and they shall on the requisition of Members holding at the date of the deposit of the requisition not less than one-tenth of such of the paid-up capital of the Company as at the date of the deposit that carries the right of voting at general meetings of the Company, proceed to convene a general meeting of the Company.
     (a) The requisition must state the objects of the meeting and must be signed by the requisitionists and deposited at the registered office of the Company and may consist of several documents in like form each signed by one or more requisitionists.
     (b) If the Directors do not within 21 days from the date of the deposit of the requisition duly proceed to convene a general meeting, the requisitionists, or any of them representing more than one-half of the total voting rights of all of them, may themselves convene a general meeting, but any meeting so convened shall not be held after the expiration of three months after the expiration of the said 21 days.
     (c) A general meeting convened as aforesaid by requisitionists shall be convened in the same manner as nearly as possible as that in which general meetings are to be convened by Directors.
NOTICE OF GENERAL MEETINGS
     44. At least five days notice shall be given of an annual general meeting or any other general meeting. Every notice shall be exclusive of the day on which it is given or deemed to be given and of the day for which it is given and shall specify the place, the day and the hour of the meeting and the general nature of the business and shall be given in manner hereinafter mentioned or in such other manner if any as may be prescribed by the Company, provided that a general meeting of the Company shall, whether or not the notice specified in this regulation has been given and whether or not the provisions of Article 43 have been complied with, be deemed to have been duly convened if it is so agreed:
     (a) in the case of a general meeting called as an annual general meeting, by all the Members entitled to attend and vote thereat or their proxies; and
     (b) in the case of any other general meeting, by a majority in number of the Members having a right to attend and vote at the meeting, being a majority together holding not less than 90 per cent in nominal value or in the case of shares without nominal or par value 90 per cent of the shares in issue, or their proxies.
     45. The accidental omission to give notice of a general meeting to, or the non-receipt of notice of a meeting by any person entitled to receive notice shall not invalidate the proceedings of that meeting.
PROCEEDINGS AT GENERAL MEETINGS
     46. No business shall be transacted at any general meeting unless a quorum of Members is present at the time when the meeting proceeds to business; two or more Members holding at least 50 per cent in nominal value or in the case of shares without nominal or par value 50 per cent of the shares in issue present in person or by proxy shall be a quorum; provided that if the Company has one Member of record the quorum shall be that one Member present in person or by proxy.
     47. A resolution (including a Special Resolution) in writing (in one or more counterparts) signed by all Members for the time being entitled to receive notice of and to attend and vote at general meetings (or being corporations by their duly authorized representatives) shall be as valid and effective as if the same had been passed at a general meeting of the Company duly convened and held.
     48. If within half an hour from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of Members, shall be dissolved and in any other case it shall stand adjourned to the same day in the next week at the same time and place or to such other time or such other place as the Directors may determine and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting, the Members present shall be a quorum.
     49. The Chairman, if any, of the Board of Directors shall preside as Chairman at every general meeting of the Company, or if there is no such Chairman, or if he shall not be present within fifteen minutes after the time appointed for the holding of the meeting, or is unwilling to act, the Directors present shall elect one of their number to be Chairman of the meeting.
     50. If at any general meeting no Director is willing to act as Chairman or if no Director is present within fifteen minutes after the time appointed for holding the meeting, the Members present shall choose one of their number to be Chairman of the meeting.
     51. The Chairman may, with the consent of any general meeting duly constituted hereunder, and shall if so directed by the meeting, adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a general meeting is adjourned for 30 days or more, notice of the adjourned meeting shall be given as in the case of an original meeting; save as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned general meeting.
     52. At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless a poll is, before or on the declaration of the result of the show of hands, demanded by the Chairman or any other Member present in person or by proxy.
     53. Unless a poll be so demanded a declaration by the Chairman that a resolution has on a show of hands been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the Company’s minute book containing the minutes of the proceedings of the meeting shall be conclusive evidence of that fact without proof of the number or proportion of the votes recorded in favor of or against such resolution.
     54. The demand for a poll may be withdrawn.
     55. Except as provided in Article 56, if a poll is duly demanded it shall be taken in such manner as the Chairman directs and the result of the poll shall be deemed to be the resolution of the general meeting at which the poll was demanded.
     56. A poll demanded on the election of a Chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time as the Chairman of the general meeting directs and any business other than that upon which a poll has been demanded or is contingent thereon may be proceeded with pending the taking of the poll.
     57. Notwithstanding any other provision herein to the contrary, the Company shall take no action (including any action by the Board of Directors or any committee thereof) after the Closing Date with respect to any of the following matters without the consent of the holders of the then outstanding Series A Shares and the holders of not less than 75% of the then outstanding Series B Shares, provided where such matter is by applicable laws required to be determined by the members of the Company, the consent of all holders of the Series A Shares then outstanding and the holders of not less than 75% of the then outstanding Series B Shares shall be deemed obtained if the matter is approved at a general meeting of the Company with the affirmative vote(s) of all holders of the Series A Shares then outstanding and the holders of not less than 75% of the then outstanding Series B Shares or by way of a written resolution signed by all the holders of the Series A Shares then outstanding and all the holders of the then outstanding Series B Shares:
     (a) any event or action that may lead to any change in the capital structure of the Company or any of its Subsidiaries, including (i) direct or indirect purchase, redemption, retirement or other acquisition of any capital stock or registered capital, as applicable, of the Company or any of its Subsidiaries or any obligation or security convertible or exchangeable into any such capital stock, (ii) any creation, authorization, increase in the authorized amount or issuance of shares of any class or series of capital stock or the registered capital, as applicable, of the Company or any of its Subsidiaries, any obligation or security convertible into or exchangeable for shares of any class or series of capital stock of the Company or any of its Subsidiaries, or any options, warrants or other rights to acquire any class or series of capital stock of the Company or any of its Subsidiaries (except for the issuance of Ordinary Shares upon the Conversion of any Preferred Shares pursuant to these Articles) and (iii) any issuance of debt securities of the Company or any of its Subsidiaries,
     (b) any amendment, alteration or repeal of any provision of the memorandum and articles of association of the Company or similar constituent documents (including joint venture contracts and related memorandum of understanding) of any of its Subsidiaries (in each case including in connection with any merger, consolidation, business combination, reorganization (including conversion) or other extraordinary corporate transaction) to the extent such amendment, alteration or repeal changes in any material respects the rights, preferences or privileges of CICC, Carlyle or Starr,
     (c) any reorganization, recapitalization, reclassification, spin-off or combination of any securities of the Company or any of its Subsidiaries (including any change to the registered capital of any of its Subsidiaries formed under the laws of the PRC),
     (d) any liquidation, dissolution, winding up, commencement of bankruptcy, insolvency, liquidation or similar proceedings with respect to the Company or any of its Subsidiaries,

     (e) any change to the Company’s name.
VOTES OF MEMBERS
     58. Subject to any rights or restrictions for the time being attached to any class or classes of shares, on a show of hands every Member of record present in person or by proxy at a general meeting shall have one vote and on a poll every Member of record present in person or by proxy shall have one vote for each share registered in his name in the Register of Members.
     59. Without prejudice to Article 58, each holder of Preferred Shares shall, for each Preferred Share registered in its name in the Register of Members, have a number of votes equal to that number of Ordinary Shares into which such Preferred Share could then be converted, and shall be entitled to vote, together with holders of Ordinary Shares and not as a separate class (except as specifically provided herein or as otherwise required by law), with respect to any question upon which holders of Ordinary Shares have the right to vote. Fractional votes shall not, however, be permitted and any fractional voting rights available on an as converted basis (after aggregating all shares into which the Preferred Shares held by each holder could be converted) shall be rounded down to the nearest whole number.
     60. In the case of joint holders of record the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members.
     61. A Member of unsound mind, or in respect of whom an order has been made by any court, having jurisdiction in lunacy, may vote, whether on a show of hands or on a poll, by his committee, receiver, curator bonis, or other person in the nature of a committee, receiver or curator bonis appointed by that court, and any such committee, receiver, curator bonis or other persons may vote by proxy.
     62. No Member shall be entitled to vote at any general meeting unless he is registered as a member of the Company on the record date for such meeting nor unless all calls or other sums presently payable by him in respect of shares in the Company have been paid.
     63. No objection shall be raised to the qualification of any voter except at the general meeting or adjourned general meeting at which the vote objected to is given or tendered and every vote not disallowed at such general meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the Chairman of the general meeting whose decision shall be final and conclusive.
     64. On a poll or on a show of hands votes may be given either personally or by proxy.

PROXIES
     65. The instrument appointing a proxy shall be in writing and shall be executed under the hand of the appointor or of his attorney duly authorized in writing, or, if the appointor is a corporation under the hand of an officer or attorney duly authorized in that behalf. A proxy need not be a Member of the Company.
     66. The instrument appointing a proxy shall be deposited at the registered office of the Company or at such other place as is specified for that purpose in the notice convening the meeting no later than the time for holding the meeting, or adjourned meeting; provided that the Chairman of the meeting may at his discretion direct that an instrument of proxy shall be deemed to have been duly deposited upon receipt of telex, cable or telecopy confirmation from the appointor that the instrument of proxy duly signed is in the course of transmission to the Company.
     67. The instrument appointing a proxy may be in any usual or common form and may be expressed to be for a particular meeting or any adjournment thereof or generally until revoked. An instrument appointing a proxy shall be deemed to include the power to demand or join or concur in demanding a poll.
     68. A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed, or the transfer of the share in respect of which the proxy is given, provided that no intimation in writing of such death, insanity, revocation or transfer as aforesaid shall have been received by the Company at the registered office before the commencement of the general meeting, or adjourned meeting at which it is sought to use the proxy.
     69. Any corporation which is a Member of record of the Company may in accordance with its articles or in the absence of such provision by resolution of its directors or other governing body authorize such person as it thinks fit to act as its representative at any meeting of the Company or of any class of Members of the Company, and the person so authorized shall be entitled to exercise the same powers on behalf of the corporation which he represents as the corporation could exercise if it were an individual Member of record of the Company.
     70. Shares of its own capital belonging to the Company or held by it in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time.
DIRECTORS
     71. There shall be a Board of Directors consisting of up to eleven directors, of whom one shall be designated by Carlyle (the “Carlyle Director”), one shall be designated by CICC (the “CICC Director”) and one shall be designated by Starr (the

“Starr Director” and, together with the Carlyle Director and the CICC Director, the “Investor Directors”); provided that, subject to Article 87(c), the Company may from time to time by Ordinary Resolution increase or reduce the limits in the number of Directors.
     72. The remuneration to be paid to the Directors shall be such remuneration as the Directors shall determine. Such remuneration shall be deemed to accrue from day to day. The Directors shall also be entitled to be paid their traveling, hotel and other expenses properly incurred by them in going to, attending and returning from meetings of the Directors, or any committee of the Directors, or general meetings of the Company, or otherwise in connection with the business of the Company, or to receive a fixed allowance in respect thereof as may be determined by the Directors from time to time, or a combination partly of one such method and partly the other.
     73. The Directors may by resolution award special remuneration to any Director undertaking any special work or services for, or undertaking any special mission on behalf of, the Company other than his ordinary routine work as a Director. Any fees paid to a Director who is also counsel or solicitor to the Company, or otherwise serves it in a professional capacity shall be in addition to his remuneration as a Director.
     74. A Director or alternate Director may hold any other office or place of profit under the Company (other than the office of Auditor) in conjunction with his office of Director for such period and on such terms as to remuneration and otherwise as the Directors may determine.
     75. A Director or alternate Director may act by himself or his firm in a professional capacity for the Company and he or his firm shall be entitled to remuneration for professional services as if he were not a Director or alternate Director.
     76. A shareholding qualification for Directors may be fixed by the Company in general meeting, but unless and until so fixed no qualification shall be required.
     77. A Director or alternate Director may be or become a director or officer of or otherwise interested in any company promoted by the Company or in which the Company may be interested as shareholder or otherwise and no such Director or alternate Director shall be accountable to the Company for any remuneration or other benefits received by him as a director or officer of, or from his interest in, such other company.
     78. No person shall be disqualified from the office of Director or alternate Director or prevented by such office from contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract, or any contract or transaction entered into by or on behalf of the Company in which any Director or alternate Director shall be in any way interested be or be liable to, be avoided, nor shall any Director or alternate Director so contracting or being so interested be liable to account to the Company for any profit realized by any such contract or transaction by reason of such Director holding the office of Director or of the fiduciary relation thereby established. A Director (or his alternate Director in his absence) shall be at liberty to vote in respect of any contract or transaction in which he is so interested as aforesaid; provided that the nature of the interest of any Director or alternate Director in any such contract or transaction shall be disclosed by him or the alternate Director appointed by him at or prior to its consideration and any vote thereon.
     79. A general notice that a Director or alternate Director is a shareholder of any specified firm or company and is to be regarded as interested in any transaction with such firm or company shall be sufficient disclosure under Article 78 and after such general notice it shall not be necessary to give special notice relating to any particular transaction.
ALTERNATE DIRECTORS
     80. A Director who expects to be unable to attend Directors’ meetings because of absence, illness or otherwise may appoint any person to be an alternate Director to act in his stead and such appointee whilst he holds office as an alternate Director shall, in the event of absence therefrom of his appointor, be entitled to attend meetings of the Directors and to vote thereat and to do, in the place and stead of his appointor, any other act or thing which his appointor is permitted or required to do by virtue of his being a Director as if the alternate Director were the appointor, other than appointment of an alternate to himself, and he shall ipso facto vacate office if and when his appointor ceases to be a Director or removes the appointee from office. An appointment and a termination of appointment of the alternate Director shall be by notice in writing signed by such Director and either (a) sent to the Company or (b) accepted by the Board of Directors by resolution thereof at the relevant meeting. Any person appointed as alternate Director shall vacate his office as such alternate Director if and when the Director by whom he has been appointed removes him or vacates office as Director.
POWERS AND DUTIES OF DIRECTORS
     81. The business of the Company shall be managed by the Directors (or a sole Director if only one is appointed) who may pay all expenses incurred in promoting, registering and setting up the Company, and may exercise all such powers of the Company as are not, from time to time by the Statute, or by these Articles, or such regulations, being not inconsistent with the aforesaid, as may be prescribed by the Company in general meeting, required to be exercised by the Company in general meeting; provided that no regulations made by the Company in general meeting shall invalidate any prior act of the Directors which would have been valid if that regulation had not been made.

     82. The Directors may from time to time and at any time by powers of attorney appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purpose and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorneys as the Directors may think fit and may also authorize any such attorney to delegate all or any of the powers, authorities and discretions vested in him.
     83. All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for monies paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed as the case may be in such manner as the Directors shall from time to time by resolution determine.
     84. The Directors shall cause minutes to be made in books provided for the purpose:
     (a) of all appointments of officers made by the Directors;
     (b) of the names of the Directors (including those represented thereat by an alternate or by proxy) present at each meeting of the Directors and of any committee of the Directors;
     (c) of all resolutions and proceedings at all meetings of the Company and of the Directors and of committees of Directors.
     85. The Directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any Director who has held any other salaried office or place of profit with the Company or to his widow or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.
     86. The Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof and to issue debentures, debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.
     87. Notwithstanding any other provision herein to the contrary, the Company shall take no action (including any action by the Board of Directors or any committee thereof) after the Closing Date with respect to any of the following matters without the affirmative approval of a majority of the Board of Directors (which majority shall include all Investor Directors, other than the matters set forth under clause 87(bb) with respect to which such majority shall include a majority of the Investor Directors):
     (a) any merger, consolidation, reorganization (including conversion) or other business combination involving the Company or any of its Subsidiaries (other than of a wholly owned Subsidiary of the Company with or into another wholly owned Subsidiary of the Company) or any acquisition of the Company or any of its Subsidiaries by another entity by means of any transaction or series of related transactions,
     (b) any material change in the business of the Company or any of its Subsidiaries,
     (c) any material change to the Board of Directors or the board of directors of any Subsidiary of the Company, including any increase or decrease of the size of the Board of Directors or such board,
     (d) the termination of employment of, or the entering into of any employment agreement or arrangement (or amendment or other modification thereto) with, the chairman of the Board of Directors, the president, the chief executive officer, the chief financial officer, the chief operating officer or individuals holding similar positions of the Company or any of its Subsidiaries (the “Top Management”),
     (e) entry into any material plan for the future expansion of the Company or any of its Subsidiaries,
     (f) any plan on the IPO or any material change thereto or the consummation of the IPO,
     (g) any approval or modification of the annual budget of the Company or any of its Subsidiaries (including (i) detailed budget for the line items in the balance sheet, income statement and statement cash flow of the Company or any of its Subsidiaries, (ii) budget for the annual total salary of the employees of the Company or any of its Subsidiaries, the employee benefits plans and the compensation, benefits and incentive plans for the Top Management of the Company or any of its Subsidiaries and (iii) separate budget for certain lines items in the income statement of the Company or any of its Subsidiaries, including R&D and advertisement), and authorization of any expenditure by the Company or any of its Subsidiaries if as a result thereof the aggregate amount of expenditures in any category would exceed 10% of the amount budgeted therefor in the approved operating budget,

     (h) any acquisition, sale, lease or other material decisions regarding trademarks or other intellectual property rights by the Company or any of its Subsidiaries,
     (i) the creation, incurrence, or assumption of any indebtedness of the Company or any of its Subsidiaries after the Closing Date (i) causing the total liabilities to total assets ratio of the Company and its Subsidiaries, taken as a whole, to exceed 65% or (ii) after such total liabilities to total assets ratio has exceeded 65%,
     (j) any change to the ownership of the Company Securities other than any Transfer of Ordinary Shares by any Controlling Member or its Permitted Transferees to the Investors pursuant to Article 4 of the Series A Subscription Agreement, Article 3 of the Series B Subscription Agreement, Section 11.06 of the Convertible Loan Agreement, Section 6.09 of the Amended and Restated Shareholders’ Agreement, the Share Charge Agreements or any Transfer expressly permitted or required pursuant to these Articles,
     (k) any loans or advances to, or guarantees for the benefit of, any shareholder, director, member of the Top Management or their respective Affiliates by the Company or any of its Subsidiaries, other than advances (i) to any such Person up to an aggregate outstanding amount of RMB100,000 for each such Person at anytime and (ii) in an aggregate amount for all such Persons not exceeding the amount expressly specified in the budget approved by the Board of Directors pursuant to clause (g),
     (l) any increase in the salary of any of the five most highly compensated employees of the Company or any of its Subsidiaries by more than 15% in any 12-month period,
     (m) (i) the adoption of, or any amendment or other modification to, any share option plan, employee share ownership plan or share purchase or restricted share or share appreciation rights plan, or (ii) any issuance of Ordinary Shares to any employees of the Company or any of its Subsidiaries, other than pursuant to any such plan approved by the Board of Directors pursuant to clause (g),
     (n) (i) any direct or indirect purchase or other acquisition by the Company or any of its Subsidiaries of any notes, obligations, instruments, stock securities or ownership interest (including any partnership, limited liability and joint venture interest) of any Person (including the Company or any of its Subsidiaries) and (ii) any capital contribution by the Company or any of its Subsidiaries to any Person (including the Company or any of its Subsidiaries),

     (o) any formation, acquisition or sale of any Subsidiaries by the Company or any of its Subsidiaries,
     (p) any acquisition, sale, transfer, lease, pledge or other disposition by the Company or any of its Subsidiaries (in a single transaction or a series of related transactions) of any assets, business or operations in the aggregate with a value of more than RMB15,000,000 (other than as expressly specified in the annual budget approved by the Board of Directors pursuant to clause (g)),
     (q) the creation of any lien on the assets or properties of the Company or any of its Subsidiaries with an aggregate value exceeding RMB20,000,000 in connection with any bank loans,
     (r) the declaration or payment of any dividend or other distribution upon any capital stock of the Company or any of its Subsidiaries (other than (i) dividends and distributions to the Company or a wholly owned Subsidiary of the Company by a wholly owned Subsidiary of the Company and (ii) dividends on the Preferred Shares paid pursuant to these Articles),
     (s) the adoption, announcement or amendment of the loss recovery plan or any plan in connection with the reserve fund, enterprise expansion fund and bonus and welfare fund for employees,
     (t) any adjustment to the operating budget of the Company or any of its Subsidiaries upon the official written request of the Company; provided that any such consent granted by the Board pursuant to this clause (v) shall be considered also a consent by the Board of Directors to the corresponding adjustment to the annual budget pursuant to clause (g),
     (u) any prepayment of purchase price in connection with purchase of goods and services by the Company or any of its Subsidiaries to any single supplier, individually or together with any other prepayment to such supplier, in an amount exceeding RMB9,000,000 (excluding any payment after the receipt and acceptance of purchased goods and services but prior to the receipt of the related invoices or receipts),
     (v) any loans or advances to, or guarantees for the benefit of, any entity which is an Affiliate of the Company (other than the wholly-owned Subsidiaries of the Company) by the Company or any of its Subsidiaries in an amount exceeding RMB1,000,000 to any single entity or in an aggregate amount to all such entities exceeding RMB2,000,000 in any fiscal year,

     (w) any loans or advances to any entity that is not an Affiliate of the Company by the Company or any of its Subsidiaries in an amount exceeding RMB500,000 to any single entity or in an aggregate amount to all such entities exceeding RMB1,000,000 in any fiscal year (other than advance trade payments in the ordinary course of business),
     (x) any use or lease by any Person other than the Company or its Subsidiaries free of charge or at a price lower than the market price of the assets and properties of the Company or any of its Subsidiaries with an aggregate fair market value exceeding RMB5,000,000,
     (y) any indemnity to third party(ies) (i) causing the cumulative amount of indemnity to all third parties to exceed RMB100,000 or (ii) after the cumulative amount of indemnity to all third parties has exceeded RMB100,000,
     (z) any guarantees for the benefit of any entity that is not an Affiliate of the Company,
     (aa) any donation or sponsorship in an amount exceeding RMB1,000,000 or in an aggregate amount of RMB3,000,000 in any fiscal year by the Company and its Subsidiaries (other than donation or sponsorship set forth in the annual budget approved by the Board of Directors pursuant to Article 87(g)),
     (bb) the appointment and removal of the Auditors,
     (cc) any decisions on any matters relating to any material litigation,
     (dd) any payment by the Company or any of its Subsidiaries to, or any sale, lease, transfer or other disposition of any properties or assets of the Company or any of its Subsidiaries to, or any purchase, lease or other acquisition by the Company or any of its Subsidiaries of any properties or assets from, or any other transaction, contract, agreement, loan, advance or guarantee with or for the benefit of, any shareholder, director, officer, employee or any Affiliate of the foregoing, any Affiliate of the Company or any of its Subsidiaries or the shareholder, director, officer or employee of such Affiliate (other than transactions between the Company and any of its wholly owned Subsidiaries or between any wholly owned Subsidiary of the Company and any other wholly owned Subsidiary of the Company), and
     (ee) any agreement, indenture or other instrument that contains any provision that would restrict either (i) the payment of dividends on, or the redemption of, the Series A Shares and Series B Shares when due to the full extent required by the terms thereof or (ii) the right of Carlyle, CICC and Starr under Article 16(g).
MANAGEMENT
     88. The Directors may from time to time provide for the management of the affairs of the Company in such manner as they shall think fit and the provisions contained in the three next following paragraphs shall be without prejudice to the general powers conferred by this paragraph.
     (a) The Directors from time to time and at any time may establish any committees, local boards or agencies for managing any of the affairs of the Company and may appoint any persons to be members of such committees or local boards or any managers or agents and may fix their remuneration.
     (b) The Directors from time to time and at any time may delegate to any such committee, local board, manager or agent any of the powers, authorities and discretions for the time being vested in the Directors and may authorize the members for the time being of any such local board, or any of them to fill up any vacancies therein and to act notwithstanding vacancies and any such appointment or delegation may be made on such terms and subject to such conditions as the Directors may think fit and the Directors may at any time remove any person so appointed and may annul or vary any such delegation, but no person dealing in good faith and without notice of any such annulment or variation shall be affected thereby.
     (c) Any such delegates as aforesaid may be authorized by the Directors to subdelegate all or any of the powers, authorities, and discretions for the time being vested in them.
PROCEEDINGS OF DIRECTORS
     89. Except as otherwise provided by these Articles, the Directors shall meet together for the despatch of business, convening, adjourning and otherwise regulating their meetings at least once every calendar quarter. Subject to Articles 87 and 16(g), questions arising at any meeting shall be decided by a majority of votes of the Directors and alternate Directors present at a meeting at which there is a quorum, the vote of an alternate Director not being counted if his appointor be present at such meeting; provided that a resolution of the Directors in writing signed by a majority of all Directors (which majority shall include the same number of Investor Directors as the number of Investor Directors required pursuant to these Articles and the Amended and Restated Shareholders’ Agreement for a resolution adopted by the Board of

Directors in a meeting of the Board of Directors) shall be as valid and effectual as if such resolution had been passed at a meeting of the Directors duly convened and held so long as (x) a copy of such resolution has been given or the contents thereof communicated to all the directors for the time being entitled to receive notices of meetings of the Directors in the same manner as notices of meetings are required to be given hereby and (y) no director has objected to such resolution. Such written resolution may be contained in one document or in several documents in like form each signed by one or more of the Directors or alternate Directors and for this purpose a facsimile signature of a Director or an alternate Director shall be treated as valid. Each Director shall have one vote and each alternate Director or proxy shall have one vote for every Director whom he represents; provided that if such alternate Director is himself a Director then he shall have one vote for every Director whom he represents in addition to any vote of his own. In case of an equality of votes, the Chairman shall have a second or casting vote.
     90. A Director or alternate Director may, and the Secretary on the requisition of a Director or alternate Director shall, at any time summon a meeting of the Directors. The Company shall give at least ten Business Days written notice in writing to every Director and alternate Director which notice shall set forth the general nature of the business to be considered unless notice is waived by all the Directors (or their alternates) either at, before or after the meeting is held and, provided that if notice is given in person, by cable, telex or telecopy the same shall be deemed to have been given on the day it is delivered to the Directors or transmitting organization as the case may be. The schedule of the meeting and all information related to the matters to be discussed at the meeting shall be delivered along with the written notice.
     91. The quorum necessary for the transaction of the business of the Directors shall be a majority of the Directors, with such majority including all Investor Directors. In the event that a quorum is not established due to the absence of any Investor Director, a meeting may be reconvened on the third Business Day after the date of the originally scheduled meeting and attendance by such absent Investor Director shall not be required for the purposes of establishing quorum at the reconvened meeting. A Director and his appointed alternate Director shall be considered only one person for this purpose; provided that if there shall at any time be only a sole Director the quorum shall be one. For the purposes of this Article an alternate Director or proxy appointed by a Director shall be counted in a quorum at a meeting at which the Director appointing him is not present.
     92. The continuing Directors may act notwithstanding any vacancy in their body, but if and so long as their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum of Directors, the continuing Directors or Director may act for the purpose of increasing the number of Directors to that number, or of summoning a general meeting of the Company, but for no other purpose.

     93. The Directors may elect a Chairman of their Board and determine the period for which he is to hold office; but if no such Chairman is elected, or if at any meeting the Chairman is not present within five minutes after the time appointed for holding the same, the Directors present may choose one of their number to be Chairman of the meeting.
     94. The Directors may delegate any of their powers to executive, compensation, audit and such other committees consisting of such member or members of the Board of Directors (including alternate Directors in the absence of their appointors) as they think fit; any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the Directors. Each Investor Director shall be entitled to sit on any committee created by the Board of Directors.
     95. A committee may meet and adjourn as it thinks proper. Questions arising at any meeting shall be determined by a majority of votes of the members present, and in the case of an equality of votes the Chairman shall have a second or casting vote.
     96. Members of the Board of Directors or of any committee thereof may participate in a meeting of the Board or of such committee in person or by means of proxy, conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting.
     97. A Director may be represented at any meetings of the Board of Directors by a proxy appointed by him in which event the presence or vote of the proxy shall for all purposes be deemed to be that of the Director. The provisions of Articles 65 through 68 shall mutatis mutandis apply to the appointment of proxies by Directors.
VACATION OF OFFICE OF DIRECTOR
     98. The office of a Director shall be vacated:
     (a) if he gives notice in writing to the Company that he resigns the office of Director;
     (b) if he absents himself (without being represented by proxy or an alternate Director appointed by him) from three consecutive meetings of the Board of Directors without special leave of absence from the Directors, and they pass a resolution that he has by reason of such absence vacated office;
     (c) if he dies, becomes bankrupt or makes any arrangement or composition with his creditors generally;
     (d) if he is found a lunatic or becomes of unsound mind; or

     (e) if he is removed in accordance with these Articles.
     99. If, as a result of death, disability, retirement, resignation, removal or otherwise, there shall exist or occur any vacancy on the Board of Directors:
     (a) the Person or Persons entitled under these Articles to designate such Director whose death, disability, retirement, resignation or removal resulted in such vacancy, may designate another individual (the “Replacement Nominee”) to fill such vacancy and serve as a director on the Board; and
     (b) subject to Article 71, each Member, if it is then entitled to vote for the election of directors to the Board of Directors, shall vote its shares, or execute proxies or written consents, as the case may be, in order to ensure that the Replacement Nominee be elected to the Board of Directors.
     100. If the office of a Director is vacant and an individual has been nominated to fill such vacancy, the first order of business of a meeting of the Directors shall be to fill such vacancy.
APPOINTMENT AND REMOVAL OF DIRECTORS
     101. If at any time any Member is entitled to vote for the election of Directors to the Board of Directors, such Member shall vote its shares or execute proxies or written consents, as the case may be, and take all other necessary action (including causing the Company to call a general meeting of the Members) in order to ensure that the composition of the Board is as set forth in Article 71.
     102. The Company agrees to cause each individual designated pursuant to Article 71 or Article 99 to be nominated to serve as a director on the Board, and to take all other necessary actions (including calling a meeting of the Board and/or a general meeting of the Members) to ensure that the composition of the Board is as set forth in Article 71.
     103. Each Member, if at any time it is then entitled to vote for the removal of Directors from the Board of Directors, (i) shall not vote any of its shares in favor of the removal of any Director who shall have been designated pursuant to these Articles, unless the Person or Persons entitled to designate or nominate such Director shall have consented to such removal in writing; and (ii) if the Person or Persons entitled to designate any director pursuant to these Articles shall request in writing the removal of such Director, such Member shall vote its shares in favor of such removal.

SEAL
     104. (a) The Company may, if the Board of Directors so determine, have a Seal which shall, subject to paragraph (c) of this Article, only be used by the authority of the Directors or of a committee of the Directors authorized by the Directors to act on behalf of the Board of Directors and every instrument to which the Seal has been affixed shall be signed by one person who shall be either a Director or the Secretary or Secretary-Treasurer or some person appointed by the Directors for the purpose.
     (b) The Company may have for use in any place or places outside the Cayman Islands a duplicate Seal or Seals each of which shall be a facsimile of the Common Seal of the Company and, if the Directors so determine, with the addition on its face of the name of every place where it is to be used.
     (c) A Director, Secretary or other officer or representative or attorney may without further authority of the Directors affix the Seal of the Company over his signature alone to any document of the Company required to be authenticated by him under Seal or to be filed with the Registrar of Companies in the Cayman Islands or elsewhere wheresoever.
OFFICERS
     105. The Company may have a Chief Executive Officer, a President, a Chief Operating Officer, a Chief Financial Officer, a Secretary and an Assistant Secretary appointed by the Board of Directors who may also from time to time appoint such other officers as they consider necessary, all for such terms, at such remuneration and to perform such duties, and subject to such provisions as to disqualification and removal as the Board of Directors from time to time prescribe.
CONVERSION RIGHTS OF PREFERRED SHARES
     106. Unless previously redeemed, subject as hereinafter provided, each Preferred Share shall, at the option of the holder thereof at any time, be converted into a number of fully paid and non-assessable Ordinary Shares at the ratio (the “Conversion Ratio”) equal to (x) the then effective Liquidation Preference for such Preferred Share divided by (y) the then applicable Conversion Price for such class of Preferred Shares. The initial Conversion Ratio for each Preferred Share is 1:1 and is subject to adjustment pursuant to Article 111. For the avoidance of doubt, no payment (in addition to the surrender of the Preferred Shares so converted) shall be made by the holders of Preferred Shares to the Company upon or in connection with the conversion of any Preferred Shares into Ordinary Shares.
     107. The Conversion Rights shall be exercisable by the holder of any Preferred Share by delivering a notice (the “Conversion Notice”) to the Company.

The date on which the Conversion Notice is so given (or, if such date is not a Business Day, the immediately following Business Day) shall be referred to as the “Conversion Date” in these Articles. Conversion shall be deemed effective as of the Conversion Date. The Company shall amend the Register of Members as soon as possible after the Conversion Date to reflect the Conversion and in no case later than five Business Day after the Conversion Date.
     108. One hundred per cent (100%) of each class of the Preferred Shares which are outstanding immediately prior to the closing of the QPO shall, on and with effect from the closing of the QPO, be automatically converted into Ordinary Shares at the then-effective Conversion Ratio for such class of Preferred Shares.
     109. In addition to Article 108, one hundred per cent (100%) of the Series B Shares shall be automatically converted into Ordinary Shares at the then-effective Conversion Ratio for Series B Shares upon the receipt by the Company of a written consent signed by holders of not less than 70% of the Series B Shares then outstanding.
     110. Save for the Conversion pursuant to Article 108 and Article 109, each holder of Preferred Shares shall, at the time of Conversion, deliver to the Company at its principal place of business the Conversion Notice and the certificates for such Preferred Shares. The Company shall issue and deliver to it (at the address on the Register of Members or such other address as may be specified in the Conversion Notice) a certificate for the number of Ordinary Shares resulting from the Conversion on or before 5:00 p.m. (Beijing time) on a day being one Business Days after the Conversion Date.
     111. Anti-Dilution Provisions.
          (a) Prior to and simultaneous with the Conversion, if the Company issues new equity or equity-linked securities (including issuance of new equity or equity-linked securities through the IPO) at a price per share lower than the then-current Conversion Price for any class of Preferred Shares, the Conversion Price for such class to be in effect after such issuance shall be reduced to such lower price. If any portion of such lower price is in a form other than cash, the fair market value of such noncash consideration shall be utilized in the foregoing computation. Such fair market value shall be determined by the Board of Directors; provided that if the holders of not less than 25% of the outstanding Preferred Shares of such class object to any such determination, the Board of Directors shall retain an independent appraiser satisfactory to such holders to determine such fair market value.
          (b) Prior to and simultaneous with the Conversion, if the Company (A) subdivides or splits the outstanding Ordinary Shares, (B) combines or reclassifies the outstanding Ordinary Shares into a smaller number of shares, (C) issues any capital shares in a reclassification of Ordinary Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the surviving entity), or (D) consolidates with, merges with or into or is converted into any other entity, the Conversion Price for each class of Preferred Shares in effect at the time of the record date for such subdivision, split, combination, consolidation, conversion, merger or reclassification shall be adjusted so that the conversion of such class of Preferred Shares after such time shall entitle each holder of such class of Preferred Shares to receive the aggregate number of Ordinary Shares (or shares of any security into which such Ordinary Shares have been combined, consolidated, converted, merged or reclassified) which, if such Preferred Shares of such class had been converted immediately prior to such time, such holder would have owned upon such Conversion and been entitled to receive by virtue of such subdivision, split, combination, consolidation, conversion, merger or reclassification.
          (c) This Article 111 shall not apply to any issuance of new equity or equity-link securities (i) to employees of the Company or any of its Subsidiaries pursuant to employee benefit plans or arrangements approved by the Board of Directors as permitted by these Articles, the Series A Subscription Agreement and the Series B Subscription Agreement (including upon the exercise of employee stock options granted pursuant to any such plans or arrangements) or (ii) upon the Conversion of any Preferred Shares.
     112. The Ordinary Shares which are issued as a result of the Conversion shall rank pari passu in all respects with the then outstanding Ordinary Shares. Subject to applicable laws, the Conversion shall not require any consent or vote or approval of the holders of Ordinary Shares or the Board of Directors.
     113. The Company shall at all times reserve and keep available and free of pre-emptive rights out of its authorized but unissued Ordinary Shares, solely for the purpose of effecting the Conversion, such number of Ordinary Shares as shall from time to time be sufficient to effect the Conversion of all of the then outstanding Preferred Shares, and if at any time the number of authorized but unissued Ordinary Shares shall not be sufficient to effect the Conversion of all of the then outstanding Preferred Shares, the Company and the Members shall take such action including passing a Special Resolution or an Ordinary Resolution as may be necessary to increase the Company’s authorized share capital to such level so that the number of authorized but unissued Ordinary Shares shall be sufficient for such purpose.
     114. The Company shall pay all taxes and expenses attributable to the issuance or delivery of Ordinary Shares as required by law upon any Conversion.

DIVIDENDS, DISTRIBUTIONS AND RESERVE
     115. Subject to the Statute and Articles 87 and 16(g), the Board of Directors may from time to time declare dividends (including interim dividends) and distributions on shares of the Company outstanding and authorize payment of the same out of the funds of the Company lawfully available therefore.
     116. The Board of Directors may, before declaring any dividends or distributions, set aside such sums as they think proper as a reserve or reserves which shall, at the discretion of the Board of Directors, be applicable for any purpose of the Company and pending such application may, at the like discretion, be employed in the business of the Company.
     117. No dividend or distribution shall be payable except out of the profits of the Company, realized or unrealized, or out of the share premium account or as otherwise permitted by the Statute.
     118. Subject to Article 126 and any other rights of persons, if any, entitled to shares with special rights as to dividends or distributions, if dividends or distributions are to be declared on a class of shares, they shall be declared and paid according to the amounts paid or credited as paid on the shares of such class outstanding on the record date for such dividend or distribution as determined in accordance with these Articles but no amount paid or credited as paid on a share in advance of calls shall be treated for the purpose of this Article as paid on the share.
     119. The Directors may deduct from any dividend or distribution payable to any Member all sums of money (if any) presently payable by him to the Company on account of calls or otherwise.
     120. Subject to Articles 124 and 127, the Directors may declare that any dividend or distribution be paid wholly or partly by the distribution of specific assets and in particular of paid up shares, debentures, or debenture stock of any other company or in any one or more of such ways and where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient and in particular may issue fractional certificates and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members upon the footing of the value so fixed in order to adjust the rights of all Members and may vest any such specific assets in trustees as may seem expedient to the Directors.
     121. Any dividend, distribution, interest or other monies payable in cash in respect of shares may be paid by cheque sent through the post directed to the registered address of the holder or, in the case of joint holders, to the holder who is first named on the Register of Members or to such person and to such address as such holder or joint holders may in writing direct. Every such cheque shall be made payable to the order of the person to whom it is sent. Any one of two or more joint holders may give effectual receipts for any dividends, bonuses, or other monies payable in respect of the share held by them as joint holders.
     122. Subject to Article 125, no dividend or distribution shall bear interest against the Company.
     123. Prior to the completion of the QPO, each holder of Preferred Shares shall be entitled to receive, out of legally available funds, a dividend on an annual basis (the “Fixed Dividend”), in respect of each Preferred Share, of an amount equal to the higher of:
          (a) the product of (x) the number of Ordinary Shares into which such Preferred Share may then be converted multiplied by (y) the dividend per Ordinary Share declared on the Ordinary Shares; or
          (b) the product of (x) the Purchase Price of such holder for such Preferred Share multiplied by (y) 5%.
     124. The Fixed Dividend shall be payable in cash annually in arrears on April 30th in the following financial year (any incomplete financial year shall be deemed to be a complete financial year).
     125. Any Fixed Dividend that the Company has failed to declare or pay pursuant to this Article 125 to any holder of Preferred Shares shall be owed by the Company to such holder of Preferred Shares and shall accrue interest at a rate of 5% per annum. Any such owed Fixed Dividend and any amounts of interest accrued thereon shall be paid by the Company in cash to such holder of Preferred Shares as soon as possible.
     126. The dividends (and interest on accrued but unpaid dividends) in respect of the Preferred Shares pursuant to Articles 123, 124, 125 and 127 shall be paid in priority to any dividend or distribution in respect of the Ordinary Shares or any other class or series of shares and no dividend or distribution shall be paid or otherwise made on any Ordinary Shares or any other class or series of shares unless and until all accrued but unpaid dividends (and interest thereon) in respect of the Preferred Shares pursuant to Articles 123, 124, 125 and 127 shall have been paid.
     127. Notwithstanding anything to the contrary set forth herein, if the Company has not completed the QPO within three years of the Closing Date, the Company shall, starting from January 1 of the calendar year immediately following such three-year period, declare and pay to all holders of Preferred Shares on a pro rata basis an amount of dividend equal to the maximum amount permitted by laws.

     128. For the purposes of Articles 115 through 131, (i) references to dividend shall mean any cash dividend or other distribution in the form of cash paid or payable or made or to be made by the Company out of profits or other reserves of the Company to holders of its shares or any class of shares whether the same are designated as interim dividend, special dividend or final dividend; (ii) references to dividends being “paid” shall include distributions being made; (iii) if two or more dividends on any class of shares of the Company are paid on the same date, such dividends shall, unless the context otherwise requires, be deemed to be one dividend; (iv) if any dividend shall not when paid by the Company be expressed to be in respect of a particular financial year, it shall be deemed to be in respect of the preceding financial year; (v) if the Company introduces a scrip dividend scheme or other arrangements are made, the effect of which is that all or any holders of any class of shares of the Company are given the right to elect either to receive a cash dividend or to receive an allotment of shares of the same class by way of capitalization of profits or other reserves (including for this purpose capital redemption reserve fund), then the dividend shall be deemed to be paid wholly in cash and in an amount equal to the cash dividend payable to holders of such class of shares electing for the same.
     129. In the event of any dispute or uncertainty as to the amount or timing of any payment in respect of the Preferred Shares pursuant to these Articles, the directors of the Company may refer the same to the Auditors for the time being of the Company, acting as experts and not as arbitrators, and their decision regarding the same shall be conclusive and binding.
     130. Notwithstanding anything to the contrary herein, a holder of Preferred Shares may elect, by delivering a written notice to the Company prior to April 30th of any year, to defer the payment of any dividend payable to such holder pursuant to other provisions set out herein until the Conversion Date. Such deferred dividend shall not accrue interest.
     131. Articles 123 through 130 may be amended by a Special Resolution and the consent of holders of all of the Series A Shares and the holders of all of the Series B Shares to meet the budget requirements of the Company or to satisfy any requirement in connection with the QPO.
BOOKS OF ACCOUNT
     132. The Board of Directors shall cause proper books of account to be kept with respect to:
          (a) all sums of money received and expended by the Company and the matters in respect of which the receipt or expenditure takes place;
          (b) all sales and purchases of goods by the Company;

          (c) the assets and liabilities of the Company.
     Proper books shall not be deemed to be kept if there are not kept such books of account as are necessary to give a true and fair view of the state of the Company’s affairs and to explain its transactions.
     133. The Board of Directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Members not being Directors and no Member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by Statute or authorized by the Directors or by the Company in general meeting.
     134. The Board of Directors may from time to time cause to be prepared and to be laid before the Company in general meeting profit and loss accounts, balance sheets, group accounts (if any) and such other reports and accounts as may be required by law.
AUDIT
     135. Subject to Article 87(bb), the Company may at any annual general meeting appoint an Auditor or Auditors who shall hold office until the next annual general meeting and may fix his or their remuneration.
     136. Subject to Article 87(bb), (a) the Directors may before the first annual general meeting appoint an Auditor or Auditors who shall hold office until the first annual general meeting unless previously removed by an ordinary resolution of the Members in general meeting in which case the Members at that meeting may appoint Auditors; (b) the Directors may fill any casual vacancy in the office of Auditor but while any such vacancy continues the surviving or continuing Auditor or Auditors, if any, may act; and (c) the remuneration of any Auditor appointed by the Directors under this Article may be fixed by the Directors.
     137. Every Auditor shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Directors and Officers of the Company such information and explanation as may be necessary for the performance of the duties of the Auditors.
     138. Auditors shall at the next annual general meeting following their appointment and at any other time during their term of office, upon request of the Directors or any general meeting of the Members, make a report on the accounts of the Company in general meeting during their tenure of office.

NOTICES
     139. Notices shall be in writing and may be given by the Company to any Member either personally or by sending it by post, cable, telex or telecopy to him or to his address as shown in the Register of Members, such notice, if mailed, to be forwarded airmail if the address be outside the Cayman Islands.
     140. Where a notice is sent by post, service of the notice shall be deemed to be effected by properly addressing, pre-paying and posting a letter containing the notice, and to have been effected at the expiration of 60 hours after the letter containing the same is posted as aforesaid.
          (a) Where a notice is sent by cable, telex, telecopy or electronic message, service of the notice shall be deemed to be effected by properly addressing, and sending such notice through a transmitting organization and to have been effected on the day the same is sent as aforesaid.
     141. A notice may be given by the Company to the joint holders of record of a share by giving the notice to the joint holder first named on the Register of Members in respect of the share.
     142. A notice may be given by the Company to the person or persons which the Company has been advised are entitled to a share or shares in consequence of the death or bankruptcy of a Member by sending it through the post as aforesaid in a pre-paid letter addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt, or by any like description at the address supplied for that purpose by the persons claiming to be so entitled, or at the option of the Company by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.
     143. Notice of every general meeting shall be given in any manner hereinbefore authorized to:
          (a) every person shown as a Member in the Register of Members as of the record date for such meeting except that in the case of joint holders the notice shall be sufficient if given to the joint holder first named in the Register of Members.
          (b) every person upon whom the ownership of a share devolves by reason of his being a legal personal representative or a trustee in bankruptcy of a Member of record where the Member of record but for his death or bankruptcy would be entitled to receive notice of the meeting; and

No other person shall be entitled to receive notices of general meetings.
WINDING UP; LIQUIDATION PREFERENCE
     144. If the Company shall be wound up, subject to Article 145 through 147, the liquidator may, with the sanction of a Special Resolution and any other sanction required by the Statute, divide amongst the Members in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for such purpose set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of Members. The liquidator may with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributories as the liquidator, with the like sanction, shall think fit, but so that no Member shall be compelled to accept any shares or other securities whereon there is any liability.
     145. Upon the Company being placed in liquidation, dissolution or winding up (whether voluntary or involuntary), each holder of Preferred Shares shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Company to the holders of Ordinary Shares or any other class or series of shares, for each Preferred Share held by such holder an amount equal to the sum of (x) 150% times the Purchase Price of such holder for such Preferred Share plus (y) all accrued but unpaid (including deferred) dividends thereon and all interest accrued on such unpaid dividends (taking into account adjustments for share splits, share dividends, recapitalizations, share consolidations and other capital reorganizations) (the “Liquidation Preference”). If the Company has insufficient assets to permit payment of the full amount of the Liquidation Preference for all Preferred Shares, the Company shall distribute ratably its assets to all holders of Preferred Shares in proportion to the aggregate Liquidation Preference that each such holder would otherwise have been entitled to receive.
     146. In addition, after payment has been made in full to the holders of the Preferred Shares as provided in Article 145, each holder of Preferred Shares shall for each Preferred Share held by such holder, be entitled to participate with the holders of Ordinary Shares in the distribution of any remaining funds and assets of the Company available for distribution to Members in an amount equal to (x) the amount to be distributed per share to holders of the Ordinary Shares multiplied by (y) the number of Ordinary Shares into which such Preferred Share may then be converted.
     147. For the purposes of this Article 147, liquidation, dissolution or winding up (whether voluntary or involuntary) of the Company shall be deemed to have occurred upon (i) the acquisition of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, conversion, merger or consolidation) as a result of which the holders of capital shares of the Company immediately before such acquisition fail to control 50%

or more of the voting power of the company surviving such acquisition, (ii) a sale, lease or other disposition of all or substantially all of the assets of the Company or (iii) the sale of all or substantially all of the intellectual property rights owned or otherwise held by the Company and its Subsidiaries or the licensing by the Company or any of its Subsidiaries of all or substantially all of the intellectual property rights owned or otherwise held by the Company and its Subsidiaries under an arrangement pursuant to which such intellectual property rights may not be licensed by the Company and its Subsidiaries to another party. For the avoidance of doubt, a sale of Company Securities, whether by the Company or by Members of the Company, or a sale of the assets of the Company, in each case pursuant to Article 15, shall not be deemed to be a liquidation, dissolution or winding up of the Company.
INDEMNITY
     148. To the maximum extent permitted under applicable laws, the Directors and officers for the time being of the Company, their Affiliates, any directors, officers, partners, members, employees, agents and spouses of the foregoing, any trustee for the time being acting in relation to any of the affairs of the foregoing and their heirs, executors, administrators and personal representatives respectively (the “Indemnified Persons”) shall be indemnified out of the assets of the Company from and against all actions, proceedings, costs, charges, losses, damages and expenses which they or any of them shall or may incur or sustain by reason of any act done or omitted in or about the execution of their duty in their respective offices or trusts, except such (if any) as they shall incur or sustain by or through their own willful neglect or default respectively and no Indemnified Person shall be answerable for the acts, receipts, neglects or defaults of any other Indemnified Person or for joining in any receipt for the sake of conformity or for the solvency or honesty of any banker or other persons with whom any monies or effects belonging to the Company may be lodged or deposited for safe custody or for any insufficiency of any security upon which any monies of the Company may be invested or for any other loss or damage due to any such cause as aforesaid or which may happen in or about the execution of his office or trust unless the same shall happen through the willful neglect or default of such Indemnified Person.
FINANCIAL YEAR
     149. Unless the Directors otherwise prescribe, the financial year of the Company shall end on 31st December in each year and, following the year of incorporation, shall begin on 1st January in each year.
AMENDMENTS OF ARTICLES
     150. Subject to the Statute and Article 87, the Company may at any time and from time to time by Special Resolution alter or amend these Articles in whole or in part.

     151. Notwithstanding anything to the contrary herein, any amendment or alternation of any Article herein may be effected only with the consent of all holders of Preferred Shares, provided where such matter is by applicable laws required to be determined by the members of the Company, the consent of all holders of the Preferred Shares then outstanding shall be deemed obtained if the matter is approved at a general meeting of the Company with the affirmative vote(s) of all holders of the Preferred Shares then outstanding or by way of a written resolution signed by all the holders of Preferred Shares then outstanding.
TRANSFER BY WAY OF CONTINUATION
     152. If the Company is exempted as defined in the Statute, it shall, subject to the provisions of the Statute and with the approval of a Special Resolution, have the power to register by way of continuation as a body corporate under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

For and on behalf of
Offshore Incorporations (Cayman) Limited
Corporation
of Scotia Centre, 4th Floor,
P.O. Box 2804,
George Town,
Grand Cayman KY1-1112
CAYMAN ISLANDS

(Sd.) Authorized Signatory
DATED                           2008

WITNESS to the above signature :-	(Sd.) Sharon Kyberd
of Scotia Centre, 4th Floor,
P.O. Box 2804,
George Town,
Grand Cayman KY1-1112
CAYMAN ISLANDS
I, Joy A. Rankine, Asst. Registrar of Companies in and for the Cayman Islands, DO HEREBY CERTIFY that this is a true copy of these Articles of Association of this Company duly incorporated on the                           2008

Asst. REGISTRAR OF COMPANIES (SD.)